UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

☐
Definitive Additional Materials

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Soliciting Material Under §240.14a-12

ACURX PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Acurx Pharmaceuticals, Inc.
259 Liberty Avenue,
Staten Island, NY 10305
May   , 2025
To Our Stockholders:
You are cordially invited to attend the 2025 annual meeting of stockholders of Acurx Pharmaceuticals, Inc. (“Acurx” or the “Company”) to be held at 10:00 a.m. EST on Thursday, July 17, 2025 (the “Annual Meeting”). We have decided to hold this year’s Annual Meeting virtually via live audio webcast on the internet. We believe hosting a virtual Annual Meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders and reduces the cost and environmental impact of our Annual Meeting. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ACXP2025. You will not be able to attend the Annual Meeting in person.
Details regarding the meeting, the business to be conducted at the meeting and information about Acurx that you should consider when you vote your shares are described in the accompanying proxy statement.
At the Annual Meeting, two people will be elected to our board of directors. In addition, we will ask stockholders to (i) ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025, (ii) approve an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than 1:10 and not more than 1:30, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our board of directors, (iii) to approve, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock underlying Series F Warrants and warrants issued to H.C. Wainwright & Co. LLC, (iv) to approve, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock to Lincoln Park Capital Fund, LLC and (v) to approve an amendment to our 2021 Equity Incentive Plan to increase the number of shares of common stock available for sale from 177,448 to 2,677,488.
Our board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about June 2, 2025 we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2025 Annual Meeting of Stockholders and our 2024 Annual Report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual Annual Meeting and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.
Thank you for your continued support of Acurx. We look forward to seeing you at the Annual Meeting.
Sincerely,
David P. Luci
President & Chief Executive Officer

Acurx Pharmaceuticals, Inc.
259 Liberty Avenue,
Staten Island, NY 10305
May   , 2025
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TIME: 10:00 AM EST
DATE: July 17, 2025
ACCESS: This year’s Annual Meeting will be held virtually via live audio webcast on the internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ACXP2025 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card that you receive. For further information about the virtual Annual Meeting, please see the Questions and Answers about the Annual Meeting beginning on page 2.
PURPOSES:
1.
To elect two (2) Class I directors to serve three-year terms expiring in 2028 (the “Election of Directors”);

2.
To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal”);

3.
To approve an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse stock split at a ratio not less than 1:10 and not more than 1:30, or the “Reverse Stock Split,” such ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our board of directors (the “Reverse Stock Split Proposal”);

4.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of the Company’s common stock underlying (x) Series F Warrants (the “Series F Warrants”) and (y) warrants issued to H.C. Wainwright & Co. LLC (the “Wainwright Warrants”, and together with the Series F Warrants, the “Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of March 6, 2025, by and among the Company and the investors named therein, and that certain Engagement Letter, dated as of October 9, 2024, by and between the Company and H.C. Wainwright & Co. LLC (“Wainwright”), respectively, in an amount equal to 20% or more of our common stock outstanding before the issuance of such Warrants (the “Warrant Exercise Proposal”);

5.
To approve, for the purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of common stock to Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to a purchase agreement (“Purchase Agreement”) with Lincoln Park, dated May 8, 2025, in an amount equal to 20% or more of our common stock outstanding before the execution of the Purchase Agreement (the “ELOC Issuance Proposal”);

6.
To approve an amendment to the Company’s 2021 Equity Incentive Plan to increase the number shares of common stock available for sale under the 2021 Plan from 177,448 as of May 19, 2025 to 2,677,488 (the “2021 Plan Increase Proposal”); and

7.
To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.

WHO MAY VOTE: You may vote if you were the record owner of Acurx Pharmaceuticals, Inc. common stock at the close of business on May 27, 2025 (the “Record Date”). A list of registered stockholders as of the close of business on the Record Date will be available during the 10 days prior to the Annual Meeting at our principal executive offices located at 259 Liberty Avenue, Staten Island, NY 10305. If you wish to view this list, please contact our President & Chief Executive Officer at Acurx, 259 Liberty Avenue,

Staten Island, NY 10305 or (917) 533-1469. Such list will also be available for examination by the stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/ACXP2025.
All stockholders are cordially invited to attend the virtual Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the instructions in the Notice and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.
BY ORDER OF OUR BOARD OF DIRECTORS
David P. Luci
President, Chief Executive Officer & Corporate Secretary

i

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)
SUBJECT TO COMPLETION
ACURX PHARMACEUTICALS, INC.
259 Liberty Avenue,
Staten Island, New York 10305
PROXY STATEMENT FOR THE ACURX PHARMACEUTICALS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2025
This proxy statement, along with the accompanying Notice of 2025 Annual Meeting of stockholders, contains information about the 2025 Annual Meeting of stockholders of Acurx Pharmaceuticals, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 10:00 a.m. EST, on Thursday, July 17, 2025. This year’s meeting will be a virtual meeting via live webcast.
You will be able to attend our Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ACXP2025. You will not be able to attend the Annual Meeting in person.
In this proxy statement, we refer to Acurx Pharmaceuticals, Inc. as “Acurx,” “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our board of directors for use at the Annual Meeting.
On or about June 2, 2025, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2025 Annual Meeting of stockholders and our 2024 Annual Report to stockholders.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 17, 2025
This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2024 Annual Report to stockholders are available for viewing, printing and downloading at www.virtualshareholdermeeting.com/ACXP2025. To view these materials please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2024, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov or in the “SEC Filings” section of the “Investors” section of our website at www.acurxpharma.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:
ACURX PHARMACEUTICALS, INC.
Attn: Investor Relations,
259 Liberty Avenue,
Staten Island, NY 10305
Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
Our board of directors is soliciting your proxy to vote at the 2025 Annual Meeting of stockholders to be held virtually via live audio webcast on the internet, on Thursday, July 17, 2025, at 10:00 a.m. EST and any adjournments or postponements of the meeting, which we refer to as the Annual Meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, because you owned shares of our common stock on May 27, 2025 (the “Record Date”). We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about June 2, 2025.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the U.S. Securities and Exchange Commission, (the “SEC”), we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Why Are You Holding a Virtual Annual Meeting?
We believe hosting a virtual Annual Meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders and reduces the cost and environmental impact of our Annual Meeting.
How do I access the Virtual Annual Meeting?
To be admitted to the virtual Annual Meeting, you will need to log-in at www.virtualshareholdermeeting.com/ACXP2025 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. EST. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.
Will I be able to ask questions during the Virtual Annual Meeting?
You may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/ACXP2025, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.
Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered in the “Investors” section of our website at www.acurxpharma.com as soon as practical after the Annual Meeting. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/ACXP2025.
What Happens if There Are Technical Difficulties during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
Who May Vote?
Only stockholders of record at the close of business on May 27, 2025 will be entitled to vote at the Annual Meeting. On the Record Date, there were             shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
If on May 27, 2025, your shares of our common stock were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a stockholder of record.
If on May 27, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, and whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting.
If your shares are registered directly in your name through our stock transfer agent, VStock Transfer, LLC, or you have stock certificates registered in your name, you may vote:
•
By Internet or by telephone.   Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

•
By mail.   If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.
•
At the time of the virtual meeting.   If you attend the virtual meeting, you may vote your shares online at the time of the meeting. You may vote your shares electronically through the portal at the virtual Annual Meeting (if you satisfy the admission requirements, as described below). Even if you plan to attend the Annual Meeting virtually, we encourage you to vote in advance by telephone, through the internet or by mail so that your vote will be counted in the event you later decide not to attend.

The Annual Meeting will be held virtually via live audio webcast that provides stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that a virtual meeting will provide expanded stockholder access and participation and improved communications. You will be able to vote your shares electronically at the virtual meeting. To attend and submit your questions during the virtual meeting, please visit www.virtualshareholdermeeting.com/ACXP2025. To participate and vote during the Annual Meeting, you will need the 16-digit control number included on your Notice or on your proxy card. Beneficial stockholders who do not have a control number may gain access to and vote at the meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the stockholders communications mailbox to access the meeting; instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 P.M. EST on July 16, 2025.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the virtual Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and vote your shares online at the time of the meeting.
How Does Our Board of Directors Recommend that I Vote on the Proposals?
Our board of directors recommends that you vote as follows:
•
“FOR” the election of two (2) persons to our board of directors as Class I directors;

•
“FOR” the Ratification of Auditor Proposal;

•
“FOR” the Reverse Stock Split Proposal;

•
“FOR” the Warrant Exercise Proposal;

•
“FOR” the ELOC Issuance Proposal; and

•
“FOR” the 2021 Plan Increase Proposal.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
•
if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•
by re-voting by Internet or by telephone as instructed above;

•
by notifying our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•
by attending the Annual Meeting and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) and the Reverse Stock Split (Proposal 3 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for 2025, our Audit Committee of our board of directors will reconsider its selection.

Proposal 3: Approve Reverse Stock Split Proposal	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the Reverse Stock Split Proposal. Abstentions will have no effect on the results of this vote. Brokerage firms will have discretionary authority to vote their customers’ unvoted shares held by the firms in street name on this vote. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
Proposal 4: Approve the Warrant Exercise Proposal	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the Warrant Exercise Proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the outcome of this proposal.
Proposal 5: Approve the ELOC Issuance Proposal	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the ELOC Issuance Proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the outcome of this proposal.
Proposal 6: Approve the 2021 Plan Amendment Proposal	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the 2021 Plan Amendment Proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the outcome of this proposal.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
We have engaged Alliance Advisors LLC (“Alliance Advisors”) to act as our proxy solicitor in connection with the proposals to be acted upon at our Annual Meeting. Pursuant to our agreement with Alliance Advisors, Broadridge will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the Annual Meeting. For these services, we will pay a fee of approximately $19,000 plus expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.
Attending the Annual Meeting
This year, our Annual Meeting will be held in a virtual meeting format only, at 10:00 a.m. EST on Thursday, July 17, 2025. To attend the virtual Annual Meeting, go to www.virtualshareholdermeeting.com/ACXP2025 shortly before the meeting time, and follow the instructions for downloading the Webcast. If you miss the Annual Meeting, you can view a replay of the Webcast at www.virtualshareholdermeeting.com/ACXP2025 until September 15, 2025. You need not attend the Annual Meeting in order to vote.
Householding of Annual Disclosure Documents
Some brokers or other nominee record holders may be sending you, a single set of our proxy materials if multiple Acurx stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our corporate secretary at 259 Liberty Avenue, Staten Island, NY 10305 or (917) 533-1469. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.
Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save us the cost of producing and mailing these documents by:
•
following the instructions provided on your Notice or proxy card;

•
following the instructions provided when you vote over the Internet; or

•
going to www.virtualshareholdermeeting.com/ACXP2025 and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 15, 2025, for (a) the executive officers named in the Summary Compensation Table on page 18 of this proxy statement, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of May 15, 2025, pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 23,481,606 shares of common stock outstanding on May 15, 2025.
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers and Directors
David P. Luci(1)	2,549,247	10.2%
Robert G. Shawah(2)	730,186	3.0%
Robert J. DeLuccia(3)	2,422,833	9.7%
Joseph C. Scodari(4)	124,339	*
Jack H. Dean(5)	114,398	*
Thomas Harrison(6)	73,539	*
Carl Sailer(7)	275,218	1.2%
James Donohue(8)	110,454	*
All directors and current executive officers as a group (eight (8) persons)	6,400,315	26.0%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Consists of 1,147,541 shares of our common stock, 85,873 shares of our common stock underlying warrants to purchase shares of our common stock and 1,315,833 shares of our common stock issuable upon exercise of stock options within 60 days of May 15, 2025, held of record by Mr. Luci.

(2)
Consists of 189,200 shares of our common stock, 625 shares of our common stock underlying warrants to purchase shares of our common stock and 540,361 shares of our common stock issuable upon exercise of stock options within 60 days of May 15, 2025, held of record by Mr. Shawah.

(3)
Consists of 1,014,043 shares of our common stock, 92,957 shares of our common stock underlying warrants to purchase shares of our common stock and 1,315,833 shares of our common stock issuable upon exercise of stock options within 60 days of May 15, 2024, held of record by Mr. DeLuccia.

(4)
Consists of 27,708 shares of our common stock, 24,631 shares of our common stock underlying warrants to purchase shares of our common stock and 72,000 shares of our common stock issuable upon exercise of stock options within 60 days of May 15, 2025.

(5)
Consists of 27,546 shares of our common stock, 14,852 shares of our common stock underlying warrants to purchase shares of our common stock and 72,000 shares of our common stock issuable upon exercise of stock options within 60 days of May 15, 2025, held by Dr. Dean and the Dean Family Trust.

(6)
Consists of 1,539 shares of our common stock and 72,000 shares of our common stock issuable upon exercise of stock options within 60 days of May 15, 2025, held of record by Mr. Harrison.

(7)
Consists of 142,183 shares of our common stock, and 61,035 shares of our common stock underlying warrants to purchase shares of our common stock and 72,000 shares of our common stock issuable upon exercise of stock options within 60 days of May 15, 2025, held of record by Mr. Sailer.

(8)
Consists of 22,352 shares of our common stock, 16,102 shares of our common stock underlying warrants to purchase shares of our common stock and 72,000 shares of our common stock issuable upon exercise of stock options within 60 days of May 15, 2025.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Directors
Our bylaws (the “Bylaws”) and our Certificate of Incorporation provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of seven (7) members, classified into three (3) classes as follows: (1) Mr. Carl V. Sailer and Mr. Thomas Harrison constitute Class I, with a term ending at the 2025 annual meeting; (2) Mr. David P. Luci and Mr. Jack H. Dean constitute Class II, with a term ending at the 2026 annual meeting; and (3) Mr. Robert J. DeLuccia, Mr. Joseph C. Scodari and Mr. James Donohue constitute Class III, with a term ending at the 2027 annual meeting.
On May 14, 2025, our board of directors accepted the recommendation of the majority of the independent directors of our board of directors and voted to nominate Mr. Carl V. Sailer and Mr. Thomas Harrison for election at the Annual Meeting for a term of three years to serve until the 2028 annual meeting of stockholders, and until their respective successors have been elected and qualified.
Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year, their ages and their offices in the Company.
Name	Age	Position with the Company
David P. Luci	58	President, Chief Executive Officer and Director
Robert J. DeLuccia	79	Executive Chairman, Director
Carl V. Sailer	55	Director
Thomas Harrison	77	Director
Joseph C. Scodari	72	Director
Jack H. Dean	83	Director
James Donohue	55	Director
Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based upon this review, our board of directors has determined that the following members are “independent directors” as defined by The Nasdaq Stock Market: Mr. Thomas Harrison, Mr. Joseph C. Scodari, Mr. Jack H. Dean, Mr. Carl V. Sailer and Mr. James Donohue. There are no family relationships among any of our directors or executive officers.
Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year and their occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:
David P. Luci — President and Chief Executive Officer, Director
Mr. Luci is our co-founder, President and Chief Executive officer and has served as Director since February 2018. Previously, Mr. Luci was the President and Chief Executive Officer of Dipexium Pharmaceuticals (Nasdaq: DPRX), a pharmaceutical company focused on antibiotic drug development, from February 2010 until its sale to PLx Pharma Inc. (Nasdaq: PLXP) in a merger valued at $69.0 million in April 2017. From February 2009 to January 2010, Mr. Luci served as a member of the board of directors of Abeona Therapeutics (Nasdaq: ABEO), where he also served as Chairman of the Audit Committee and Chairman of the Compensation Committee as well as serving in a consulting capacity following Abeona’s acquisition of MacroChem. From December 2007 through February 2009, Mr. Luci served as a member of the board of directors and President of MacroChem (OTC BB: MACM). Prior to that, Mr. Luci served as Executive Vice President, Chief Financial Officer, General Counsel and Corporate Secretary of Bioenvision, Inc. (or Bioenvision), an international biopharmaceutical company focused upon the development, marketing and commercialization of oncology products and product candidates. Mr. Luci began his career with Ernst & Whinney LLP (now Ernst &Young LLP) in New York as a certified public accountant working in the Healthcare Practice Group. He later practiced corporate law at Paul Hastings LLP in New York, where his practice encompassed all aspects of public and private mergers and acquisitions, corporate finance, restructurings and private equity transactions, with a core focus in the healthcare industry. Mr. Luci graduated from Bucknell University with a degree as a Bachelor of Science in Business Administration with a concentration in Accounting and graduated from Albany Law School of Union University where he served as Managing Editor of the Journal of Science & Technology. Mr. Luci became a certified public accountant in the State of Pennsylvania in 1990 (inactive) and is a member of the New York State Bar Association. Mr. Luci was selected to serve on our board of directors because of his extensive experience in the pharmaceutical industry. Mr. Luci also serves as Chairman of Digital Prime Technologies, a non-public technology-based company.
Robert J. DeLuccia — Executive Chairman, Director
Mr. DeLuccia is our co-founder and Executive Chairman and has served as Director since February 2018. Previously, Mr. DeLuccia was the Executive Chairman of Dipexium Pharmaceuticals (Nasdaq: DPRX), a pharmaceutical company focused on antibiotic drug development, from February 2010 until its sale to PLx Pharma Inc. (Nasdaq: PLXP) in a merger valued at $69 million in April 2017. Previously, from 2004 to 2009, Mr. DeLuccia served in several capacities at MacroChem, a development-stage, publicly traded pharmaceutical company using topical drug delivery technology for products in dermatology, podiatry, urology and cancer, including as Chairman of the board of directors, President and Chief Executive Officer. Prior to joining MacroChem, Mr. DeLuccia served as President and Chief Executive Officer of Immunomedics, Inc., a publicly-traded biopharmaceutical company focused on antibody-based therapeutic products and diagnostic imaging for cancer and infectious diseases. Mr. DeLuccia also served as President of Sterling Winthrop, Inc. (or Sterling Winthrop) (as an independent corporation and then as subsidiary of Eastman Kodak), and subsequently, upon acquisition, the U.S. subsidiary of Sanofi-Aventis (or Sanofi) and had served as a member of the board of directors of IBEX Technologies Inc., which manufactures and markets proprietary enzymes (heparinases and chondroitinases) for use in pharmaceutical research and Heparinase I, used in many leading hemostasis monitoring devices until the sale of IBEX to BBI Solutions OEM Limited in 2024. Mr. DeLuccia began his career as a pharmaceutical sales representative for Pfizer, Inc. (or Pfizer) and progressed to Director of Marketing, Pfizer Laboratories Division, and to Vice President Marketing and Sales Operations for Pfizer’s Roerig Division. Mr. DeLuccia received a Bachelor of Business Administration with a concentration in Marketing and a Master’s degree in Business Administration from Iona College. Mr. DeLuccia was selected to serve as Chairman of our board of directors because of his extensive executive leadership and experience in the pharmaceutical industry.
Carl V. Sailer — Director Nominee
Mr. Sailer has served as our director since October 2018. Since May 2019, Mr. Sailer has served as VP, Global Account Lead for Syneos Health (Nasdaq: SYNH). Previously, Mr. Sailer served as VP, Sales and Marketing for Emisphere Technologies from October 2012 until March 2019, Vice President of Commercial Operations at New American Therapeutics from August 2010 to September 2012, and VP, Commercial Operations Akrimax Pharmaceuticals from May 2008 to July 2010. Mr. Sailer started his career in various sales, marketing and sales management roles in the pharmaceutical and consumer products divisions of Bristol-Myers Squibb and Bayer Healthcare. Mr. Sailer has over 25 years of experience as a commercial leader in the biopharmaceutical industry. Mr. Sailer earned a Master of Business Administration from Hofstra University and a Bachelor of Science in Marketing from Seton Hall University, where he currently serves on the Advisory Board of the Market Research Center at the Stillman School of Business. Mr. Sailer was selected to serve on our board of directors because of his extensive experience in the pharmaceutical and consumer goods industries.

Thomas Harrison — Director Nominee
Mr. Harrison has served as our director since July 2021. Since June 2016, Mr. Harrison has served as Chairman Emeritus of the Diversified Agency Services (“DAS”) division of Omnicom Group Inc. (NYSE: OMC), the world’s largest group of marketing services companies, having previously served as its President, then Chairman and CEO. DAS provides an unparalleled range of marketing communications services including public relations, crisis management, branding, sales promotion, customer relationship management and specialty communications including health care advertising. With over 5000 worldwide clients, the DAS division under Mr. Harrison had annual revenues of over $6.0 billion and became the largest business unit within Omnicom Group. Under Mr. Harrison’s leadership, the DAS division grew from Omnicom’s smallest to its largest division and accounted for over 50% of Omnicom’s total revenues. He acquired and led a group of companies which became the most influential in their respective disciplines and built the largest, most innovative, diverse and relevant group of specialized agencies.
Mr. Harrison’s multi-faceted career brought him to Omnicom in 1992 when Omnicom acquired the firm he co-founded, Harrison & Star Business Group, which was the most successful and rapidly growing agency group in the healthcare industry. Mr. Harrison served as Chairman of the Harrison & Star Group and Chairman of Diversified Healthcare Communications, a group of eight healthcare agencies within Omnicom, until his appointment as President of DAS in 1997. He was named Chairman and Chief Executive of DAS in 1998 and remained in this role until being named Chairman Emeritus in 2013.
With an advanced degree in cell biology and physiology, Mr. Harrison began his business career at Pfizer Laboratories as a pharmaceutical sales representative His agency, Harrison & Star, was an entrepreneurial agency that fused high science with high creativity. The agency became uniquely positioned in the market due to its understanding of the clinical and scientific underpinnings of prescription product promotion and its ability to communicate with practicing physicians using the language of science not sales.
Mr. Harrison brought his scientific acumen and career experience in healthcare, wellness, branding and communication to the evolving cannabis marketplace in 2015 when he joined the Board of Directors of Zynerba Pharmaceuticals, a leader in pharmaceutically produced transdermal cannabinoid therapies for rare and near-rare psychiatric disorders. Mr. Harrison joined Merida Capital Partners in 2019 as Senior Operating Partner. At Merida, he serves as a strategic and operational advisor across the firm’s portfolio companies. Mr. Harrison is focused on contributing his expertise to this dynamic industry as it continues to unfold.
Mr. Harrison is a member of the Executive Committee of the Montefiore Health System. He also serves on the board of Madison Logic, a digital business to business agency (2017 – Present). Most recently, Mr. Harrison was appointed to the board of MainStem, a cannabis-related supply company, New Frontier Data, a private market research company (2022 – Present), and also ACTV8me (2019 – Present), a digital advertising attribution company.
Mr. Harrison is a past board member at ePocrates, a publicly traded healthcare information company, where he served from 2006 until its acquisition in 2013 and he has also served as a board member for The Morgans Hotel Group (2006 – 2013). Mr. Harrison joined the board of Dipexium Pharmaceuticals in 2011 and served until its acquisition in 2017. He was a board member of rVue, a digital out-of-home media company from 2013 until 2016 and sat on the board of Social Growth Technologies from 2014 until its acquisition in 2016. Mr. Harrison was appointed to the board of directors of Zynerba Pharmaceuticals in 2015 serving as Chair of the Nominations and Corporate Governance Committee and as a member of the Compensation Committee until 2019 when he joined Merida Capital Partners.
Mr. Harrison earned an LH.D and Masters of Science in cell biology from West Virginia University, and a Bachelor of Science in cell biology and physiology from Shepherdstown University. Mr. Harrison was selected to serve on our board of directors because of his extensive public company experience and his knowledge of the pharmaceutical industry.

Joseph C. Scodari — Director
Mr. Scodari has served as our director since July 2021. Since October 2017, Mr. Scodari has served as Chairman of the Board of Directors of Optinose (Nasdaq: OPTN), a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (“ENT”) and allergy specialists. Mr. Scodari was previously Worldwide Chairman, Pharmaceuticals Group, of Johnson & Johnson, and a member of Johnson & Johnson’s Executive Committee from March 2005 until his retirement in March 2008. From 2003 to March 2005, Mr. Scodari was Company Group Chairman of Johnson & Johnson’s Biopharmaceutical Business. Mr. Scodari joined Centocor Inc. in 1996 as President, Pharmaceutical Division and was named President and COO in 1998, a position that he served in until Centocor’s acquisition by Johnson & Johnson in 1999. Mr. Scodari began his career in 1974 in sales for Winthrop Laboratories, Division of Sterling Drug. He progressed through various management positions, eventually leading the Diagnostic Imaging Division for Winthrop and later Strategic Marketing at the corporate level for the Imaging business. Mr. Scodari joined Rorer Pharmaceuticals (shortly thereafter, Rhône-Poulenc Rorer) in 1989 as Vice President of Marketing and Business Development. He later served as Vice President and General Manager for the United States, and subsequently, North America, and finally as Senior Vice President and General Manager for the Americas. Mr. Scodari previously served as a director of Actelion Pharmaceuticals, Ltd., Endo Health Solutions, Inc. and Covance, Inc. Mr. Scodari has served on various non-profit boards, including the University of the Health Sciences in Philadelphia, the Board of Overseers for the Robert Wood Johnson School of Medicine, and on the Board of Trustees for Gwynedd Mercy College. He has also served on various industry association boards, including the NWDA Associate Member Board, the National Pharmaceutical Council, as Vice Chairman of the Biotechnology Industry Organization (“BIO”), and Chairman of PA BIO. Mr. Scodari received a B.A. from Youngstown State University. Mr. Scodari was selected to serve on our board of directors because of his extensive experience in the pharmaceutical industry.
Jack H. Dean, Ph.D., Sc.D. (Hon.), DABT, Fellow ATS — Director
Dr. Dean has served as our director since July 2021. He previously served as a director of our predecessor, Dipexium Pharmaceuticals (Nasdaq: DPRX), a pharmaceutical company focused on antibiotic drug development from October 2010 until its sale to PLx Pharma Inc. (Nasdaq: PLXP) in a merger valued at $69.0 million in April 2017. Since 2006, Dr. Dean has served as an advisor to the Executive Vice President of Drug Development for Sanofi, consulting on drug development strategy, drug safety issues and immunotoxicology through his company Drug Development Advisors, LLC where he serves as President. Dr. Dean is also a research professor in the departments of Medical Pharmacology and Pharmacology/ Toxicology, Colleges of Medicine and Pharmacy, at University of Arizona in Tucson. Prior to January 2006, Dr. Dean served as the President, U.S. Science and Medical Affairs (R&D), Sanofi in Malvern, Pennsylvania and the Global Director of Preclinical Development for Sanofi. Dr. Dean joined Sterling Winthrop in 1988, as Director of the Department of Toxicology and was appointed Vice President, Drug Safety worldwide in 1989. In addition, Dr. Dean served as Director of the Sterling Winthrop Research Center in Alnwick, England from 1990 to 1992. Dr. Dean was appointed Executive Vice President, Drug Development, in 1992 where he managed Non-Clinical and Clinical Development, and Regulatory Affairs. Before joining Sterling Winthrop, Dr. Dean headed the Department of Cellular and Molecular Toxicology, Chemical Industry Institute of Toxicology, Research Triangle Park, NC from 1982 to 1988. Prior to 1982, he headed the Immunotoxicology Section, National Institute of Environmental Health Services and National Toxicology Program, NIH in Research Triangle Park. From 1972 to 1979, Dr. Dean was in the Department of Immunology at Litton Bionetics (Department Director from 1975 to 1979) conducting research in tumor immunology. Dr. Dean holds a Bachelor of Science in microbiology and a Master of Science in medical microbiology from California State University at Long Beach. He earned a Ph.D. in molecular biology and minor in biochemistry in 1972 from the College of Medicine, University of Arizona. Dr. Dean held adjunct professorships at the University of North Carolina, Chapel Hill and Duke University from 1981 to 1988. Dr. Dean was selected to serve on our board of directors because of his extensive experience in the pharmaceutical industry.

James Donohue — Director
Mr. Donohue has served as our director since July 2021. Mr. Donohue has been a Vice President with Charles River Associates (Nasdaq: CRAI), a leading global consulting firm specializing in economic, financial, and management consulting services, since April 2004. Mr. Donohue has more than 30 years of experience in valuation, damages, and forensic accounting. Mr. Donohue is a Certified Public Accountant (CPA) in Maryland and has a Bachelor of Science degree in Accountancy from Villanova University. He is also a Certified Valuation Analyst (CVA) and is Accredited in Business Valuation (ABV). Mr. Donohue was selected to serve on our board of directors because of his expertise in financial accounting.
Committees of our Board of Directors and Meetings
Meeting Attendance.
During the fiscal year ended December 31, 2024, there were ten meetings of our board of directors, and the various committees of our board of directors met a total of five times. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during the fiscal year ended December 31, 2024. Our board of directors has adopted a policy under which each member of our board of directors makes every effort to attend each annual meeting of our stockholders.
Audit Committee.
Our Audit Committee met four times during the year ended December 31, 2024. This committee currently has three members, James Donohue (Chair), Joseph C. Scodari and Thomas Harrison. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. Our board of directors has determined that each of James Donohue, Joseph C. Scodari and Thomas Harrison is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
A copy of the Audit Committee’s written charter is publicly available on our website at www.acurxpharma.com.
Compensation Committee.
Our Compensation Committee met one time during the year ended December 31, 2024. This committee currently has three members, Joseph C. Scodari (Chair), Thomas Harrison and Carl V. Sailer. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our board of directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2021 Equity Incentive Plan. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.
Our Compensation Committee has adopted processes and procedures for determining executive and director compensation. Generally, our Compensation Committee evaluates and approves our compensation practices for the current year and determines compensation levels. The Compensation Committee annually evaluates the Chief Executive Officer’s performance in light of relevant corporate goals and objectives, and approves, or recommends to the board of directors for approval, the Chief Executive Officer’s compensation. For executives other than the Chief Executive Officer, our Compensation Committee annually reviews and approves, or recommends to the board of directors for approval, the compensation of such executive officers. Additionally, our Compensation Committee annually reviews and approves, or recommends to the board of directors for approval, the compensation of our directors, including with respect to any equity-based plans. The enumerated processes and procedures of our Compensation Committee are included in our Compensation Committee’s written charter, which is publicly available on our website at www.acurxpharma.com.
The Compensation Committee’s independent compensation consultant during fiscal year 2024 was Pearl Meyer & Partners, LLC (“Pearl Meyer”). Pearl Meyer was engaged by, and reported directly to, the Compensation Committee, which has the sole authority to hire or fire Pearl Meyer and to approve fee arrangements for work performed. Pearl Meyer assisted the Compensation Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation program design and market practices generally. The Compensation Committee has authorized Pearl Meyer to interact with management on behalf of the Compensation Committee, as needed in connection with advising the Compensation Committee, and Pearl Meyer is included in discussions with management and, when applicable, the Compensation Committee’s outside legal counsel on matters being brought to the Compensation Committee for consideration. The Compensation Committee consulted with Pearl Meyer in connection with its evaluation of 2024 year-end compensation.
A copy of the Compensation Committee’s written charter is publicly available on our website at www.acurxpharma.com.
Director Nominations.
We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.
The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and the ability to represent the best interests of our stockholders.
Board Leadership Structure
The positions of our executive chairman of the board of directors and chief executive officer are separated, with Mr. Luci serving as our Chief Executive Officer and Mr. DeLuccia serving as the executive chairman of our board of directors. Separating these positions allows Mr. Luci, as our Chief Executive Officer, to focus on our day-to-day business, while allowing the chairman of the board of directors to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Role in Risk Oversight
Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.
Each of our board of directors committees also oversees the management of our risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Executive Officer reports risk management controls and methodologies to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm and our Chief Executive Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities.
Stockholder Communications to our Board of Directors
Generally, stockholders who have questions or concerns should contact our President & Chief Executive Officer at (917) 533-1469. However, any stockholders who wish to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions in writing to the Executive Chairman of our board of directors at 259 Liberty Avenue, Staten Island, NY 10305. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:
•
junk mail and mass mailings;

•
resumes and other forms of job inquiries;

•
surveys; and

•
solicitations or advertisements.

In addition, any material that is unduly hostile, threatening or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.
Executive Officers
Set forth below are the names, ages and positions of each of our executive officers.
David P. Luci — President and Chief Executive Officer, Director
For biographical information for David P. Luci, age 58, see “Our Board of Directors - David P. Luci” above.
Robert J. DeLuccia — Executive Chairman, Director
For biographical information for Robert J. DeLuccia, age 79, see “Our Board of Directors - Robert J. DeLuccia” above.
Robert Shawah — Chief Financial Officer
Mr. Shawah, age 58, has served as our Chief Financial Officer since June 2021. Mr. Shawah previously served as our Chief Accounting Officer and Vice President of Finance from February 2018 to June 2021. Previously, Mr. Shawah served as Chief Accounting Officer of Dipexium Pharmaceuticals, Inc. (Nasdaq: DPRX) from 2014 until when Dipexium Pharmaceuticals was sold to PLX Pharma (Nasdaq: PLXP) in a merger valued at $69.0 million in April 2017. Further, Mr. Shawah has served as Vice President of Baldwin Pearson & Co, Inc., a commercial real estate firm. From August 2018 to December 2018, Mr. Shawah served as a director for Ameri100, a software integration company. Mr. Shawah graduated from Bucknell University with a degree as a Bachelor of Science in Business Administration with a concentration in Accounting.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table contains information concerning the compensation during each of the two years ended December 31, 2024, and 2023 to persons covered by Item 402(m)(2) of Regulation S-K (the “named executive officers”).
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(1)	Total ($)
David P. Luci President and Chief Executive Officer	2024	537,508	249,375	—	—	—	644,500	—	1,431,383
	2023	475,000(2)	193,978	—	—	—	354,900	—	1,023,878
Robert J. DeLuccia Executive Chairman	2024	539,172	254,625	—	—	—	644,500	25,133	1,463,430
	2023	485,000(3)	193,978	—	—	—	354,900	22,558	1,056,436
Robert G. Shawah Chief Financial Officer	2024	395,840	137,813	—	—	—	373,810	—	907,463
	2023	375,000(4)	95,288	—	—	—	204,750	—	675,038

(1)
Other compensation represents health care insurance.

(2)
Mr. Luci’s base annual salary was $475,000 for the year ended December 31, 2023, and was increased to $550,000 effective March 2024. Mr. Luci received a stock option grant in 2024 with an exercise price of $3.15. The options were valued using the Black Scholes option valuation model. The options had no intrinsic value as of March 14, 2025.

(3)
Mr. DeLuccia’s base salary was $485,000 for the year ended December 31, 2023, and was increased to $550,000 effective March 2024. Mr. DeLuccia received a stock option grant in 2024 with an exercise price of $3.15. The options were valued using the Black Scholes option valuation model. The options had no intrinsic value as of March 14, 2025.

(4)
Mr. Shawah’s base salary was $375,000 for the year ended December 31, 2023, and was increased to $400,000 effective March 2024. Mr. Shawah received a stock option grant in 2024 with an exercise price of $3.15. The options were valued using the Black Scholes option valuation model. The options had no intrinsic value as of March 14, 2025.

Narrative Disclosure to Summary Compensation Table
Executive Employment Agreements.
The following summaries set forth the material terms of the employment agreements entered into with our named executive officers. Each such agreement provides generally that, in the event the named executive officer’s role is terminated by the board of directors without cause or the named executive officer resigns for “good reason,” they will be entitled to receive an amount equal to two times the sum of their annual base salary and target bonus (DeLuccia and Luci) and one times the sum of annual base salary and target bonus (Shawah), in each case, plus any other incentive compensation earned but unpaid as of the date of termination, and their stock option grant(s) will become fully vested as of the date of termination.
Robert J. DeLuccia, Executive Chairman of the Board and Director
Mr. DeLuccia entered into an employment agreement with us, dated February 5, 2018, and an amended employment agreement dated January 12, 2021. Mr. DeLuccia entered into an Amended and Restated Employment Agreement, dated May 25, 2021, and effective June 29, 2021 (the “DeLuccia Amended and Restated Employment Agreement”). The DeLuccia Amended and Restated Employment Agreement provides for a base salary of $450,000 per year and a potential incentive award bonus of up to 40% (or a higher or lower amount if so determined by the Board) of his base salary on an annualized basis (which amount shall be fixed for the first 12 months of the term). Effective January 13, 2022, Mr. DeLuccia’s base salary was increased to $475,000 and his annual performance bonus increased to up to 45% percent of his base salary. Effective February 13, 2023, Mr. DeLuccia’s salary was increased to $485,000 and his annual bonus target was increased to up to 50% percent of his salary. Effective March 1, 2024, Mr. DeLuccia’s salary was increased to $550,000. Mr. DeLuccia’s employment agreement provides for the grant of an initial stock option award equal to 500,000 shares of common stock, 25% of which vested on the closing date of our IPO and 75% of which vest pro rata on a monthly basis for 36 months thereafter, subject to accelerated vesting under certain circumstances. The options will have an exercise price equal to the fair market value of our common stock on the date of grant with a term of ten years from the date of grant. Mr. DeLuccia also earned a one-time bonus of $60,000 upon the closing of our IPO.
David P. Luci, President and Chief Executive Officer, Director
Mr. Luci entered into an employment agreement with us, dated February 5, 2018, and an amended employment agreement dated January 12, 2021. Mr. Luci entered into an Amended and Restated Employment Agreement, dated as of May 25, 2021, and effective June 29, 2021 (the “Luci Amended and Restated Employment Agreement”). The Luci Amended and Restated Employment Agreement provides for a base salary of $450,000 per year and a potential incentive award bonus of up to 40% (or a higher or lower amount if so determined by the Board) of his base salary on an annualized basis (which amount shall be fixed for the first 12 months of the term). Effective January 13, 2022, Mr. Luci’s base salary was increased to $475,000 and his annual performance bonus increased to up to 45% percent of his base salary. Effective February 13, 2023, the annual bonus target was increased to up to 50% percent of his salary. Effective March 1, 2024, Mr. Luci’s salary was increased to $550,000. Mr. Luci’s employment agreement provides for the grant of an initial stock option award equal to 500,000 shares of common stock, 25% of which vested on the closing date of our IPO and 75% of which vest pro rata on a monthly basis for 36 months thereafter, subject to accelerated vesting under certain circumstances. The options will have an exercise price equal to the fair market value of our common stock on the date of grant with a term of ten years from the date of grant. Mr. Luci also earned a one-time bonus of $60,000 upon the closing of our IPO.
Robert Shawah, Chief Financial Officer
Mr. Shawah entered into an employee offer letter with us, dated June 1, 2018, and an amended offer letter, dated January 2, 2019, and the second amended offer letter dated January 12, 2021. In addition, we and Mr. Shawah entered into the Amended and Restated Employment Agreement, dated May 25, 2021, and effective June 29, 2021 (the “Shawah Amended and Restated Employment Agreement”). The Shawah Amended and Restated Employment Agreement provides for a base salary of $250,000 per year and a potential incentive award bonus of up to 30% (or a higher or lower amount if so determined by the Board) of his base salary on an annualized basis. Effective January 13, 2022, Mr. Shawah’s base salary was increased to $300,000 and his annual performance bonus increased to up to 35% percent of his base salary. Effective February 13, 2023, Mr. Shawah’s salary was increased to $375,000. Effective March 1, 2024, Mr. Shawah’s salary was increased to $400,000 with a 40% bonus target. Mr. Shawah’s employment agreement provides for the grant of an initial stock option award equal to 200,000 shares of common stock, 25% of which vested on the closing date of our IPO and 75% of which vest pro rata on a monthly basis for 36 months thereafter, subject to accelerated vesting under certain circumstances. The options will have an exercise price equal to the fair market value of our common stock on the date of grant with a term of ten years from the date of grant. Mr. Shawah also earned a one-time bonus of $25,000 upon the closing of our IPO.
Other Compensation Policies and Practices
Insider Trading Policy.
Our Insider Trading Policy prohibits directors, executive officers and other “designated insiders” from engaging in most transactions involving our common stock during periods, determined by us, that those individuals are most likely to be aware of material, non-public information. Directors, executive officers and other designated insiders subject to stock ownership guidelines must clear all their transactions in our common stock with the Chief Financial Officer in advance. Additionally, it is our policy that directors, executive officers and designated insiders are not permitted to hedge their ownership of Company securities, including (a) trading in publicly-traded options, (b) selling any security of the Company “short” and (c) purchasing any financial instruments (including straddles, collars or other similar risk reduction or hedging devices) or otherwise engaging in transactions that are designed to or have the effect of offsetting any decrease in the market value of our securities. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC.
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2024, to each of the executive officers named in the Summary Compensation Table.
Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive 95288 Awards: Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
David P. Luci President and Chief Executive Officer(1)	350,000	—	—	6.26	June 2031	—	—	—	—
	500,000	—	—	6.18	July 2031	—	—	—	—
	79,444	50,556	—	3.41	Feb 2033	—	—	—	—
	69,444	180,556	—	3.15	Feb 2034	—	—	—	—
Robert J. DeLuccia Executive Chairman(2)	350,000	—	—	6.26	June 2031	—	—	—	—
	500,000	—	—	6.18	July 2031	—	—	—	—
	79,444	50,556	—	3.41	Feb 2033	—	—	—	—
	69,444	180,556	—	3.15	Feb 2034	—	—	—	—
Robert G. Shawah Chief Financial Officer(3)	70,000	—	—	6.26	June 2031	—	—	—	—
	200,000	—	—	6.18	July 2031	—	—	—	—
	45,833	29,167	—	3.41	Feb 2033	—	—	—	—
	40,278	104,722	—	3.15	Feb 2034	—	—	—	—

(1)
On June 29, 2021 (the “June Grant Date”), Mr. Luci was granted stock options to purchase 350,000 shares of common stock. 40% of the stock options granted became vested and exercisable on the June Grant Date, and 60% of the stock options shall become vested and exercisable as of each monthly anniversary from the June Grant Date, such that all stock options shall be fully vested and exercisable by June 29, 2024. On July 1, 2021 (the “July Grant Date”), Mr. Luci was granted stock options to purchase 500,000 shares of common stock in connection with his service as President and Chief Executive Officer pursuant to his employment agreement. 25% of the stock options granted became vested and exercisable on the July Grant Date, and 75% of the stock options shall become vested and exercisable as of each monthly anniversary from the July Grant Date, such that all stock options shall be fully vested and exercisable by July 1, 2024. On February 13, 2023, (the “February 2023 Grant Date”), Mr. Luci was granted stock options to purchase 130,000 shares of common stock in connection with his service as President and Chief Executive Officer pursuant to his employment agreement, and such stock options shall become vested and exercisable pro-rata on a monthly basis over 36 months, such that all stock options shall be fully vested and exercisable by February 13, 2026. On February 23, 2024, (the “February 2024 Grant Date”), Mr. Luci was granted stock options to purchase 250,000 shares of common stock in connection with his service as President and Chief Executive Officer pursuant to his employment agreement, and such stock options shall become vested and exercisable pro-rata on a monthly basis over 36 months, such that all stock options shall be fully vested and exercisable by February 23, 2027.
(2)
On the June Grant Date, Mr. DeLuccia was granted stock options to purchase 350,000 shares of common stock. 40% of the stock options granted became vested and exercisable on the June Grant Date, and 60% of the stock options shall become vested and exercisable as of each monthly anniversary from the June Grant Date, such that all stock options shall be fully vested and exercisable by June 29, 2024. On the July Grant Date, the Mr. DeLuccia was granted stock options to purchase 500,000 shares of common stock in connection with his service as the Executive Chairman pursuant to his employment agreement. 25% of the stock options granted became vested and exercisable on the July Grant Date, and 75% of the stock options shall become vested and exercisable as of each monthly anniversary from the July Grant Date, such that all stock options shall be fully vested and exercisable by July 1, 2024. On February 13, 2023, Mr. DeLuccia was granted stock options to purchase 130,000 shares of common stock in connection with his service as Executive Chairman pursuant to his employment agreement, and such stock options shall become vested and exercisable pro-rata on a monthly basis over 36 months, such that all stock options shall be fully vested and exercisable by February 13, 2026. On February 23, 2024, Mr. DeLuccia was granted stock options to purchase 250,000 shares of common stock in connection with his service as Executive Chairman pursuant to his employment agreement, and such stock options shall become vested and exercisable pro-rata on a monthly basis over 36 months, such that all stock options shall be fully vested and exercisable by February 23, 2027.

(3)
On the June Grant Date, Mr. Shawah was granted stock options to purchase 70,000 shares of common stock. 40% of the stock options granted became vested and exercisable on the June Grant Date, and 60% of the stock options shall become vested and exercisable as of each monthly anniversary from the June Grant Date, such that all stock options shall be fully vested and exercisable by June 29, 2024. On the July Grant Date, Mr. Shawah was granted stock options to purchase 200,000 shares of common stock in connection with his service as Chief Financial Officer pursuant to his employment agreement. 25% of the stock options granted became vested and exercisable on the July Grant Date, and 75% of the stock options shall become vested and exercisable as of each monthly anniversary from the July Grant Date, such that all stock options shall be fully vested and exercisable by July 1, 2024. On February 13, 2023, Mr. Shawah was granted stock options to purchase 75,000 shares of common stock in connection with his service as Chief Financial Officer pursuant to his employment agreement, and such stock options shall become vested and exercisable pro-rata on a monthly basis over 36 months, such that all stock options shall be fully vested and exercisable by February 13, 2026. On February 23, 2024, Mr. Shawah was granted stock options to purchase 145,000 shares of common stock in connection with his service as Chief Financial Officer pursuant to his employment agreement, and such stock options shall become vested and exercisable pro-rata on a monthly basis over 36 months, such that all stock options shall be fully vested and exercisable by February 23, 2027.

Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2024, to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Carl V. Sailer(2)	45,000	—	22,104	—	—	—	67,104
Jack H. Dean(3)	40,000	—	22,104	—	—	—	62,104
Joseph C. Scodari(4)	57,500	—	22,104	—	—	—	79,604
Thomas Harrison(5)	52,500	—	22,104	—	—	—	74,604
James Donohue(6)	55,000	—	22,104	—	—	—	77,104

(1)
These amounts represent the aggregate grant date fair value of options granted to each director on June 15, 2024, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 5 to our financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Such options vest on the one-year anniversary of the grant date.

(2)
Mr. Sailer had 72,000 option awards outstanding at December 31, 2024.

(3)
Mr. Dean had 72,000 option awards outstanding at December 31, 2024.

(4)
Mr. Scodari had 72,000 option awards outstanding at December 31, 2024.

(5)
Mr. Harrison had 72,000 option awards outstanding at December 31, 2024.

(6)
Mr. Donohue had 72,000 option awards outstanding at December 31, 2024.

During the fiscal year ended December 31, 2024, we paid an annual cash retainer of $40,000 to each independent director for their service on our board of directors. In addition to the annual retainer, the chairpersons of the Audit Committee and Compensation Committee are entitled to an additional cash retainer of $15,000 and $10,000 per year, respectively. Non-chair members of the Audit Committee and Compensation Committee are entitled to an additional cash retainer of $7,500 and $5,000 per year, respectively.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2024.
	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2)
Equity compensation plan approved by security holders(1)(3)	3,454,915(1)	$4.74	171,720
Equity compensation plan not approved by security holders	—	—	—
Total	3,454,915(1)	$4.74	171,720

(1)
This plan consists of the 2021 Equity Incentive Plan (the “2021 Plan”). For a description of this plan, see Note 5 to the 2024 financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(2)
Consists only of securities remaining available for future issuance under the 2021 Plan.

(3)
The 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 2nd of each year for a period of ten years commencing on January 2, 2022, and ending on January 2, 2031, in an amount equal to the lesser of (i) 4% of the outstanding shares of our common stock on such date and (ii) such number of shares determined by the plan administrator.

REPORT OF AUDIT COMMITTEE
The Audit Committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:
The Audit Committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our board of directors, which is available on our website at www.acurxpharma.com. This committee reviews and reassesses our charter annually and recommends any changes to our board of directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of CohnReznick LLP.
In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2024, the Audit Committee took the following actions:
•
Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024, with management and CohnReznick LLP, our independent registered public accounting firm;

•
Discussed with CohnReznick LLP the matters required to be discussed in accordance with Auditing Standard No. 1301 — Communications with Audit Committees; and

•
Received written disclosures and the letter from CohnReznick LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight board of directors regarding CohnReznick LLP’s communications with the Audit Committee and the Audit Committee further discussed with CohnReznick LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and CohnReznick LLP, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Members of the Audit Committee of Acurx Pharmaceuticals, Inc.
James Donohue
Joseph C. Scodari
Thomas Harrison

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings.
Our records reflect that all reports which were required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that Form 4 reports, covering an aggregate of four (4) transactions, were filed late by Robert J. DeLuccia, Robert G. Shawah and David P. Luci.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Audit Committee Charter requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider all available information deemed relevant by the Audit Committee, including, but not limited to, the extent of the related person’s interest in the transaction and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. Since the beginning of our last fiscal year and during the fiscal years ended December 31, 2024 and 2023, we have engaged in the following transactions:
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers (the “Indemnification Agreements”). Such Indemnification Agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The Indemnification Agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The Indemnification Agreements set forth procedures for making and responding to requests for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between us and an indemnitee arising under the Indemnification Agreements.
Participation in Our Registered Direct Offering and Concurrent Private Placement
On January 6, 2025, we entered into the Purchase Agreement with the institutional investors, and with each of David P. Luci, our President and Chief Executive Officer, Robert J. DeLuccia, our Executive Chairman, Carl V. Sailer, Jack H. Dean, James Donohue, and Joseph Scodari, each members of our board of directors pursuant to which we issued and sold to the affiliate investors (i) an aggregate of 167,488 shares of common stock in a registered direct offering and (ii) the affiliate warrants at an exercise price of $0.90 per share in a concurrent private placement. Each share of common stock was sold at a purchase price of $1.015 per share.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
On May 14, 2025, our board of directors nominated Mr. Carl V. Sailer and Mr. Thomas Harrison for election at the Annual Meeting. Our board of directors currently consists of seven members, classified into three classes as follows: Carl V. Sailer and Thomas Harrison constitute a class with a term which expires at the upcoming Annual Meeting; David P. Luci and Jack H. Dean constitute a class with a term ending in 2026; and Robert J. DeLuccia, Joseph C. Scodari and James Donohue constitute a class with a term ending in 2027. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.
Our board of directors has voted to nominate Carl V. Sailer and Thomas Harrison for election at the Annual Meeting for a term of three years to serve until the 2028 annual meeting of stockholders and until their respective successors are elected and qualified. The Class II directors (David P. Luci and Jack H. Dean) and the Class III directors (Robert J. DeLuccia, Joseph C. Scodari and James Donohue) will serve until the annual meetings of stockholders to be held in 2026 and 2027, respectively, and until their respective successors have been elected and qualified.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Carl V. Sailer and Thomas Harrison as directors. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that either nominee will be unable or unwilling to serve as a director.
Required Vote
A plurality of the shares voted for each nominee at the Meeting is required to elect each nominee as a director.
Recommendation of the Board of Directors
The board of directors unanimously recommends the election Carl V. Sailer and Thomas Harrison as directors, and proxies solicited by the board of directors will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed CohnReznick LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending 2025. CohnReznick LLP has served as our independent registered public accounting firm since 2018. Our board of directors proposes that the stockholders ratify this appointment. CohnReznick LLP audited our financial statements for the fiscal year ended December 31, 2024. We expect that representatives of CohnReznick LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint CohnReznick LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with CohnReznick LLP and concluded that CohnReznick LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2025.
The following table presents fees for professional audit services rendered by CohnReznick LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2024, and December 31, 2023 and fees billed for other services rendered by CohnReznick LLP during those periods.
	2023	2024
Audit fees:(1)	172,650	184,425
Audit related fees:(2)	55,500	32,700
	228,150	217,125

(1)
Audit fees consisted of audit work performed in the preparation of financial statements and the review of interim financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide.

(2)
Audit related fees consisted principally of work associated with the procedures for filing with the SEC in conjunction with financing transactions.

All fees described above were pre-approved by our Audit Committee. We have furnished the foregoing disclosure to CohnReznick LLP.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

4.
Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of CohnReznick LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
Required Vote
The affirmative vote of a majority of the shares cast affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.
Recommendation of the Board of Directors
The board of directors unanimously recommends that you vote “FOR” Proposal No. 2 to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm, and proxies solicited by the board of directors will be voted in favor of such ratification unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 3
REVERSE STOCK SPLIT PROPOSAL
General
We are seeking stockholder approval for an amendment to the Company’s Certificate of Incorporation, authorizing a Reverse Stock Split of the issued and outstanding shares of our common stock, $0.001 par value per share, at a ratio not less than 1:10 and not more than 1:30, such ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our Board. The form of the proposed amendment to the Certificate of Incorporation (the “Reverse Split Amendment”) is attached to this proxy statement as Appendix A.
On May 14, 2025, our board of directors approved the proposed Reverse Stock Split, and the Reverse Split Amendment in order to effect the Reverse Stock Split, subject to stockholder approval, and directed that the Reverse Split Amendment be submitted to a vote of the Company’s stockholders at the Annual Meeting. If approved by our stockholders, and if implemented by our board of directors, the Reverse Stock Split will become effective at the time specified in the Reverse Split Amendment, as filed with the Secretary of State of the State of Delaware. The exact ratio of the Reverse Stock Split, within the 1:10 and 1:30 range, would be determined by the board of directors and publicly announced by the Company prior to filing the Reverse Split Amendment. In determining the appropriate ratio for the Reverse Stock Split, our board of directors will consider, among other things, factors such as:
•
the minimum price per share requirements of The Nasdaq Capital Market;

•
the historical trading price and trading volume of our common stock;

•
the number of shares of our common stock outstanding and anticipated equity financing transactions in the future;

•
the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•
business developments affecting us; and

•
prevailing general market and economic conditions.

Background and Reasons for the Reverse Stock Split
Our board of directors authorized the Reverse Stock Split of our common stock with the primary intent of increasing the price of our common stock in order to meet the price criteria for continued listing on Nasdaq. Our common stock is publicly traded and listed on Nasdaq under the symbol “ACXP.” Our board of directors believes that, in addition to increasing the price of our common stock, the Reverse Stock Split would make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.
On February 24, 2025, we received a notice from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (the “Staff”) notifying us that, based upon the closing bid price of our common stock, for the 30 consecutive business days prior to the notice, the Company no longer met the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were granted a grace period of 180 calendar days, or until August 25, 2025, to regain compliance with Nasdaq Listing Rule 5550(a)(2). Compliance can be achieved automatically and without further action if the closing bid price of the Company’s common stock is at or above $1.00 for a minimum of 10 consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify the Company of our compliance, and the matter will be closed.
If, however, we do not achieve compliance with the Minimum Bid Price Requirement by August 25, 2025, we may be eligible for additional time to comply. In order to be eligible for such additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price

Requirement, and must notify Nasdaq in writing of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel.
Our board of directors continues to believe that an increased stock price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our board of directors believes that the higher share price resulting from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.
Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, the Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.
Certain Risks Associated with the Reverse Stock Split
Unexpected factors, such as our ability to successfully accomplish our business goals, market conditions and the market perception of our business may adversely affect the market price of our common stock. There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.
There can be no assurance that the market price per new share of our common stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on May 15, 2025 of $0.3731 per share, if the board of directors were to implement the Reverse Stock Split and utilize a ratio of 1:10, we cannot assure you that the post-split market price of our common stock would remain greater than $1.00. We are aware that in many cases, the market price of a company’s shares declines after a reverse stock split is implemented.
Accordingly, the total market capitalization of our common stock after the Reverse Stock Split, when and if implemented, may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.
Further, the liquidity of our capital stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the stock price does not remain increased as a result of the Reverse Stock Split. In addition, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may not attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.
While the board of directors proposes the Reverse Stock Split to bring the price of our common stock back above $1.00 per share in order to meet the requirements for the continued listing of our Common Stock on The Nasdaq Capital Market, there is no guarantee that the price of our common stock will not decrease in the future, or that for any other reason our common stock will not remain in compliance with The Nasdaq Capital Market listing standards. There can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for ten (10) consecutive trading days, which would be required to cure our current listing standard deficiency.
Potential Effects of the Proposed Reverse Stock Split
If this proposal is approved and the Reverse Stock Split is effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock. The immediate effect of the Reverse Stock Split would be to reduce the number of shares of our common stock outstanding and to increase the per-share trading price of our common stock.
However, we cannot predict the effect of any reverse stock split upon the market price of our common stock over an extended period, and in many cases, the market value of a company’s common stock following a reverse stock split declines, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment). We cannot assure you that the trading price of our common stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding as a result of the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.
Examples of Potential Reverse Stock Split at Various Ratios.   The table below provides examples of reverse stock splits at various ratios up to 1-for-30, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if effected, will depend on the actual ratio that is determined by our board of directors in accordance with the Reverse Split Amendment.
Shares outstanding as of May 15, 2025	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split
23,481,606	1 for 10	2,348,161
23,481,606	1 for 15	1,565,440
23,481,606	1 for 20	1,174,080
23,481,606	1 for 25	939,264
23,481,606	1 for 30	782,720
The resulting decrease in the number of shares of our common stock outstanding could potentially adversely affect the liquidity of our common stock, especially in the case of larger block trades.
Effects on Ownership by Individual Stockholders.   If we implement the Reverse Stock Split, the number of shares of our common stock held by each stockholder would be reduced by dividing the number of shares held immediately before the Reverse Stock Split by the appropriate ratio and then rounding down to the nearest whole share. We would pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the Reverse Stock Split, as described in further detail below. The cash amount to be paid to each stockholder would equal the stockholder’s fractional interest in one (1) share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing sale price of our common stock on The Nasdaq Capital Market on the trading day immediately prior to the effective date of the Reverse Stock Split. The Reverse Stock Split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

Effect on Restricted Stock Units, Stock Options, Warrants.   In addition, we would adjust all outstanding shares of any restricted stock units, stock options and warrants entitling the holders to purchase shares of our common stock as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would reduce each security by the conversion ratio, and would increase the exercise price in accordance with the terms of each security based on Reverse Stock Split ratio (i.e., the number of shares issuable under such securities would decrease by the ratio, and the exercise price per share would be multiplied by ratio). Also, we would reduce the number of shares reserved for issuance under our existing equity incentive plans proportionately based on the ratio of the Reverse Stock Split. The Reverse Stock Split would not otherwise affect any of the rights currently accruing to holders of our common stock, or options or warrants exercisable for our common stock.
Other Effects on Issued and Outstanding Shares.   If we implement the Reverse Stock Split, the rights pertaining to the issued and outstanding shares of our common stock would be unchanged after the Reverse Stock Split. Each share of our common stock issued following the Reverse Stock Split would be fully paid and non-assessable.
Reservation of Right to Abandon the Proposed Reverse Split Amendment to our Certificate of Incorporation
Our board of directors reserves the right not to file the Reverse Split Amendment to our Certificate of Incorporation without further action by our stockholders at any time before the effectiveness of the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware, even if the authority to effect the Reverse Split Amendment is approved by our stockholders at the Annual Meeting. By voting in favor of the Reverse Split Amendment, you are expressly also authorizing our board of directors to delay, not proceed with, and abandon, the proposed Reverse Split Amendment if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.
Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates
If stockholders approve this proposal and our board of directors does not otherwise abandon the Reverse Split Amendment contemplating the Reverse Stock Split, we will file with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation, in the form attached to this proxy statement as Appendix A. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Reverse Split Amendment, which we refer to as the “effective time.” Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.
Upon the Reverse Stock Split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.
Following the Reverse Stock Split, stockholders holding physical certificates must exchange those certificates for new certificates and a cash payment in lieu of any fractional shares.
The Company’s transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

No Appraisal Rights
No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Certificate of Incorporation, or our Bylaws, as amended, with respect to the Reverse Stock Split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.
Potential Anti-Takeover Effect
Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the board of directors and stockholders. Other than the Reverse Stock Split proposal, the board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.
Interests of Directors and Executive Officers
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.
Accounting Consequences
The Reverse Stock Split would not affect the per-share par value of our common stock, which would remain at $0.001 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet would decrease, and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, the reported per-share net income or loss would be higher because there would be fewer shares of common stock outstanding, and we would adjust historical per share amounts set forth in our future financial statements.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to holders of our shares. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.
We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the Reverse Stock Split to holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the Reverse Stock Split.
Except as described below with respect to cash received in lieu of fractional shares, the receipt of common stock in the Reverse Stock Split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the common stock received by a holder as a result of the Reverse Stock Split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing common stock exchanged for such stock. A holder’s holding period for the common stock received in the Reverse Stock Split will include the holding period of the common stock exchanged therefor.
A holder who receives cash in lieu of a fractional share of common stock will be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A holder generally will recognize capital gain or loss on such deemed redemption in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional share.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is now and will remain VStock Transfer, LLC.
Listing
Our common stock is currently traded on The Nasdaq Capital Market under the symbol “ACXP”. The principal reason for the Reverse Stock Split is to increase the per share trading price of our common stock in order to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement for continued listing on The Nasdaq Capital Market. However, there can be no assurance that the trading price of our common stock would be maintained at such level or that we will be able to maintain the listing of our common stock on The Nasdaq Capital Market.
Required Vote
In order to approve this proposal, assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the Reverse Stock Split Proposal is required for the proposal to pass. Abstentions will have no effect on the results of this vote.
Recommendation of the Board
The board of directors unanimously recommends that you vote “FOR” Proposal No. 3 to approve the Reverse Stock Split, and proxies solicited by the board of directors will be voted in favor of such approval unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 4
THE WARRANT EXERCISE PROPOSAL
General
We are seeking stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of 8,399,700 shares of the Company’s common stock underlying the (x) Series F Warrants and (y) the Wainwright Warrants (collectively, the “Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of March 6, 2025 (the “Securities Purchase Agreement”), by and among the Company and the investor (the “Investor”) named therein, and that certain Engagement Letter, dated as of October 9, 2024 (the “Engagement Letter”), by and between the Company and Wainwright, respectively, in an amount equal to 20% or more of our common stock outstanding before the issuance of such Warrants.
Background
On March 6, 2025, we entered into the Securities Purchase Agreement with the Investor, pursuant to which we agreed to issue and sell, in a registered direct offering (the “Registered Offering”) (i) 2,150,000 shares (the “Shares”) of common stock, at a purchase price of $0.40 per share and (ii) pre-funded common stock purchase warrants (the “Pre-Funded Warrants”) to purchase up to 595,000 shares of common stock (the “Pre-Funded Warrant Shares”) at a purchase price of $0.3999 per Pre-Funded Warrant for aggregate gross proceeds of approximately $1.1 million, before deducting the placement agent fees and related offering expenses.
The Shares, the Pre-Funded Warrants and Pre-Funded Warrant Shares were offered by us pursuant to a registration statement on Form S-3 (File No. 333-265956), which was filed with the SEC on July 1, 2022, and was declared effective by the SEC on July 11, 2022 (the “Registration Statement”).
In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offering”), we agreed to issue to the Investor Series F Warrants to purchase up to an aggregate of 8,235,000 shares of common stock (the “Series F Warrant Shares”). The Series F Warrants have an exercise price of $0.40 per share and will be exercisable commencing on the effective date of stockholder approval of the issuance of the shares of common stock issuable upon exercise of the Series F Warrants (the “Stockholder Approval”) and will expire twenty-four months following the date of Stockholder Approval. We are obligated to obtain Stockholder Approval at the Annual Meeting on or prior to the date that is 150 days following the Closing Date (the “Stockholder Meeting Deadline”). If Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, we are required to cause an additional stockholder meeting to be held every 60 days after the Stockholder Meeting Deadline until Stockholder Approval is obtained or the Series F Warrants are no longer outstanding. The Series F Warrants and the shares of our common stock issuable upon the exercise of the Series F Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time of issuance and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.
On October 9, 2024, we entered into the Engagement Letter with Wainwright, pursuant to which Wainwright agreed to serve as the exclusive placement agent for the issuance and sale of securities pursuant to the Securities Purchase Agreement. As compensation for such placement agent services, we agreed to pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds received by us from sales to the institutional investors pursuant to the Securities Purchase Agreement, plus a management fee equal to 1.0% of the gross proceeds received by us in the offering, up to $20,000 for its fees and expenses of legal counsel and $10,000 for clearing expenses. We also agreed to issue to Wainwright or its designees the Wainwright Warrants exercisable for an aggregate of 164,700 shares of common stock. Each Wainwright warrant will be exercisable at an initial exercise price of $0.50 per share commencing on the effective date of Stockholder Approval of the issuance of shares of common stock issuable upon exercise of the Wainwright Warrants and will expire on the earlier of (i) two years from the initial exercise date or (ii) March 6, 2030. Further, pursuant to the Engagement Letter, Wainwright is entitled to compensation with respect to any financing of the Company occurring within twelve months of the termination of the Engagement Letter when such financing is provided by investors whom Wainwright has contacted or introduced to the Company during the term of the Engagement Letter. Further, pursuant to the Engagement Letter, Wainwright has a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent with respect to any public offering or private placement of equity, equity-linked or debt securities using an underwriter or placement agent occurring during the twelve-month period following the termination of the Engagement Letter. The Engagement Letter also includes indemnification obligations and other provisions customary for transactions of this nature.
Pursuant to the terms of the Securities Purchase Agreement, we agreed to use commercially reasonable efforts to cause a registration statement on Form S-1 providing for the resale by holders of shares of our common stock issuable upon the exercise of the Warrants, to become effective by May 5, 2025 and to keep such registration statement effective at all times. The Resale Registration Statement was filed with the SEC on April 4, 2025 and declared effective by the SEC on April 14, 2025.
Requirement to Seek Stockholder Approval
Our common stock is listed on The Nasdaq Capital Market and trades under the ticker symbol “ACXP.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of an issuer prior to a private placement for less than the applicable Minimum Price. Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. The average closing price of our Common Stock for the five trading days immediately preceding the signing of the Securities Purchase Agreement was $0.6644 per share. In order to comply with Nasdaq Listing Rule 5635(d), the Warrants are not exercisable until Stockholder Approval is obtained.
We encourage you to read the Securities Purchase Agreement, the Form of Series F Warrant and the Form of Wainwright Warrant in their entirety, copies of which were previously filed as Exhibits 10.1,4.1 and 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2025.
Reasons for the Warrant Exercise
We are seeking Stockholder Approval for the issuance of up to an aggregate of 8,399,700 shares of our common stock upon the exercise of the Warrants. Effectively, stockholder approval of this Proposal No. 4 is one of the conditions for us to receive up to approximately $3.4 million in gross proceeds upon the exercise of the Warrants, if exercised for cash at the initial exercise price. Loss of these potential funds could adversely impact our ability to fund our operations.
Our board of directors is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions described above, as the transactions have already been completed. We are only asking for approval to issue up to an aggregate of 8,399,700 shares upon the exercise of the Warrants.
Effect of Failure to Obtain Stockholder Approval
The failure of our stockholders to approve the Warrant Exercise Proposal will mean that we (i) cannot permit the exercise of the Warrants and (ii) may incur substantial additional costs and expenses.
Each Series F Warrant has an initial exercise price of $0.40 per share, and each Wainwright Warrant has an initial exercise price of $0.50 per share. Accordingly, we could realize an aggregate of up to approximately $3.4 million in gross proceeds if all of the Warrants were exercised for.
In addition, in connection with the Private Placement and the issuance of the Warrants, we have agreed to hold our annual meeting of stockholders prior to the date that is one hundred fifty (150) days following the Closing Date, for the purpose of obtaining Stockholder Approval and to seek stockholder approval every sixty (60) days thereafter until the earlier of the date our stockholders approve the issuance of the Series F Warrant Shares or the Series F Warrants are no longer outstanding. Accordingly, if our stockholders do not approve the Warrant Exercise Proposal, we will likely be required to hold one or more additional special meetings of stockholders. The costs and expenses associated with holding such meetings could materially and adversely impact our ability to fund our operations, advance our clinical trials, and develop and commercialize our product candidates.
Potential Adverse Effects of the Approval of the Warrant Exercise Proposal
If the Warrant Exercise Proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future to the extent that the Company issues shares upon exercise of the Warrants. Assuming the full exercise of the Warrants, an aggregate of 8,399,700 additional shares of our common stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our common stock.
Required Vote
In order to approve this proposal, assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the Warrant Exercise Proposal is required to approve the issuance of shares of common stock upon exercise of the Warrants pursuant to Nasdaq Listing Rule 5635(d). Abstentions will have no effect on the results of this vote.
Recommendation of the Board of Directors
The board of directors unanimously recommends that you vote “FOR” Proposal No. 4 to approve the Warrant Exercise Proposal, and proxies solicited by the board of directors will be voted in favor of such approval unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 5
THE ELOC ISSUANCE PROPOSAL
General
On May 8, 2025, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park agreed to purchase from us up to an aggregate of $12.0 million of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also on May 8, 2025, we entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which we filed with the SEC the registration statement on Form S-1 (No. 333-[ ]) to register for resale under the Securities Act, the shares of common stock that have been or may be issued to Lincoln Park under the Purchase Agreement.
We are submitting this Proposal No. 5 to you in order to obtain the requisite stockholder authorization which would be required under Nasdaq Listing Rule 5635(d), if we sell shares of our common stock to Lincoln Park in excess of 19.99% of our outstanding shares of common stock pursuant to the Purchase Agreement, as more fully described below.
Overview of Agreements with Lincoln Park
Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $12.0 million in shares of our common stock. Such sales of our common stock, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 24-month period commencing on the date that a registration statement covering the resale by Lincoln Park of shares that have been and may be issued under the Purchase Agreement is declared effective by the SEC and a final prospectus, if necessary, in connection therewith is filed and the other conditions in the Purchase Agreement are satisfied (the date on which all such conditions are satisfied, the “Commencement Date”).
After the Commencement Date, on any business day, we may direct Lincoln Park to purchase up to 60,000 shares of our common stock (each, a “Regular Purchase”); provided that the share amount under a Regular Purchase may be increased to up to 90,000 shares or up to 120,000 shares if the closing sale price of our common stock is not below $2.00 or $3.00, respectively, on the business day on which we initiate the Regular Purchase. However, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $500,000. Each Regular Purchase is subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement. The purchase price per share for each Regular Purchase will be 97% of the lower of (i) the lowest sale price of our common stock on the business day on which we initiate the Regular Purchase and (ii) the average of the three lowest closing sale prices of our common stock during the 10-business day period immediately preceding the business day on which we initiate the Regular Purchase. In addition to Regular Purchases, we may also direct Lincoln Park to purchase other amounts of common stock as accelerated purchases and as additional accelerated purchases, subject to limits specified in the Purchase Agreement, at a purchase price per share calculated as specified in the Purchase Agreement.
Sales of shares of our common stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our common stock and our determination as to the appropriate sources of funding for our operations. We expect that any proceeds we receive from such sales will be used for working capital and general corporate purposes.
In addition, under applicable rules of The Nasdaq Stock Market LLC, we may not issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.354 per share (which represents the lower of (A) the official closing price of our common stock on Nasdaq immediately preceding the signing of the Purchase Agreement and (B) the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement). In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.
The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the “Beneficial Ownership Cap.” Lincoln Park, upon written notice to us, may increase the Beneficial Ownership Cap to up to 9.99%. Any increase in the Beneficial Ownership Cap will not be effective until the 61st day after such written notice is delivered to us.
Lincoln Park has no right to require us to sell any shares of our common stock to Lincoln Park, but Lincoln Park is obligated to purchase shares of our common stock as we direct, subject to the conditions and limitations in the Purchase Agreement including beneficial ownership limitations.
In connection with entering into the Purchase Agreement, on May 8, 2025, we issued 899,258 shares of our common stock (the “Commitment Shares”) to Lincoln Park in consideration for its commitment to purchase shares under the Purchase Agreement.
Purchase of Shares Under the Purchase Agreement
On or after the Commencement Date, from time to time, at our sole discretion, on any business day selected by us on which the closing sale price of the common stock is not below $0.25 per share, we may direct Lincoln Park to purchase shares of our common stock in amounts up to 60,000 shares on any single business day as a Regular Purchase; provided that such share limit increases to up to 90,000 shares if the closing sale price of our common stock is not below $2.00 per share on the business day on which we initiate the purchase, and to up to 120,000 shares if the closing sale price of our common stock is not below $3.00 per share on the business day on which we initiate the purchase. We refer to such share amount limitation as the “Regular Purchase Share Limit.” In any case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $500,000. The Regular Purchase Share Limit is subject to proportionate adjustment in the event of a reorganization, recapitalization, non-cash dividend, stock split, reverse stock split, or other similar transaction; provided, that if, after giving effect to such full proportionate adjustment, the adjusted Regular Purchase Share Limit would preclude us from requiring Lincoln Park to purchase common stock at an aggregate purchase price equal to or greater than $60,000 in any single Regular Purchase, then the Regular Purchase Share Limit will not be fully adjusted, but rather the Regular Purchase Share Limit for such Regular Purchase shall be adjusted as specified in the Purchase Agreement, such that, after giving effect to such adjustment, the Regular Purchase Share Limit will be equal to (or as close as can be derived from such adjustment without exceeding) $60,000.
The purchase price per share for the shares that may be sold to Lincoln Park in any Regular Purchase will be 97% of the lesser of:
•
the lowest sale price of our common stock on the business day on which we initiate the purchase; or

•
the arithmetic average of the three lowest closing sale prices for our common stock during the 10-consecutive-business-day period immediately preceding the business day on which we initiate the purchase.

In addition to Regular Purchases, on any business day on which we have properly submitted a notice directing Lincoln Park to purchase the then applicable Regular Purchase Share Limit and properly delivered all the shares purchased in all prior purchases under the Purchase Agreement, we may direct Lincoln Park to purchase an additional amount of shares of our common stock, which we refer to as an “Accelerated Purchase,” not to exceed the lesser of:
•
30% of the total volume of shares of our common stock traded during the Accelerated Purchase Period (as defined in the Purchase Agreement); and

•
three times the number of shares of common stock purchased pursuant to the corresponding Regular Purchase.

We may also direct Lincoln Park, by notice delivered before 1:00 p.m. Eastern time on a business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to Lincoln Park in accordance with the Purchase Agreement prior to such time on such business day, to purchase an additional amount of shares of our common stock, which we refer to as an Additional Accelerated Purchase (as defined in the Purchase Agreement), of up to the lesser of:
•
30% of the total volume of shares of our common stock traded during the Additional Accelerated Purchase Period (as defined in the Purchase Agreement); and

•
three times the number of shares of common stock purchased pursuant to the corresponding Regular Purchase.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.
The purchase price per share for each Accelerated Purchase and each Additional Accelerated Purchase will be equal to 97% of the lesser of:
•
the volume weighted average price of our common stock during the applicable Accelerated Purchase Period or Additional Accelerated Purchase Period; and

•
the closing sale price of our common stock on the applicable Accelerated Purchase date.

In the case of any Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute such price.
Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.
Requirement to Seek Stockholder Approval
As a result of our listing on The Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Listing Rules, including Rule 5635(d). Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of more than 19.99% of our outstanding shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a price less than the lower of (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq 20% Rule”).
Under the Nasdaq 20% Rule, in no event may we issue or sell to Lincoln Park under the Purchase Agreement shares of common stock in excess of the Exchange Cap (which is 4,406,297 shares), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price per share of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.3545 (which represents the lower of (A) the official closing price of our common stock on Nasdaq immediately preceding the signing of the Purchase Agreement and (B) the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement (the “Minimum Price”)), such that issuances and sales of our common stock to Lincoln Park under the Purchase Agreement would not be subject to the Exchange Cap under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules. In order to fully utilize the $12.0 million expected to be available under the Purchase Agreement we are required to obtain stockholder approval pursuant to Nasdaq Listing Rule 5635(d) to permit issuances of our common stock (including the issuance of more than 19.99% of our common stock) to Lincoln Park pursuant to the Purchase Agreement. Based on the Minimum Price, we would need to issue 33,850,494 shares to fully utilize the $12.0 million expected to be available under the Purchase Agreement, which exceeds the Exchange Cap. Accordingly, under this Proposal No. 5, we are seeking stockholder approval for the issuance of shares of our common stock under the Purchase Agreement in excess of the Exchange Cap.
As of May 15, 2025, we have issued 899,258 shares to Lincoln Park, reflecting the Commitment Shares for which we received no gross proceeds.
Additional Information
This summary is intended to provide you with basic information concerning the Purchase Agreement. The full text of the Purchase Agreement was previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 8, 2025.
Effect of Failure to Obtain Stockholder Approval
We are not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement and any related documents, as we have already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve this Proposal No. 5 will not negate the existing terms of the documents, which will remain binding obligations of the Company. In particular, the Company has already issued the Commitment Shares to Lincoln Park as consideration for its commitment to purchase shares of common stock under the Purchase Agreement, and Lincoln Park will be under no obligation to return the Commitment Shares in the event that no additional shares are issued pursuant to the Purchase Agreement.
If the stockholders do not approve this Proposal No. 5, we will be unable to issue any shares pursuant to the Purchase Agreement in excess of the Exchange Cap, unless the average price per share of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.3545 (which represents the lower of (A) the official closing price of our common stock on Nasdaq immediately preceding the signing of the Purchase Agreement and (B) the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement) such that issuances and sales of our common stock to Lincoln Park under the Purchase Agreement would be exempt from the Exchange Cap limitation under the Nasdaq 20% Rule. Accordingly, if stockholder approval of this Proposal No. 5 is not obtained, we may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses.
Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs. If we are unable to issue shares pursuant to the Purchase Agreement in excess of the Exchange Cap, we may be unable to fully satisfy our ongoing business needs on the terms or timeline we anticipate, if at all, the effect of which could materially and adversely impact future operating results, and result in a delay in or modification or abandonment of our business plans.
Reasons for Transaction and Effect on Current Stockholders
The Board has determined that the Purchase Agreement with Lincoln Park is in the best interests of the Company and its stockholders because the right to sell shares to Lincoln Park provides the Company with a reliable source of capital and the ability to access that capital at such times that the Company determines is appropriate, subject to the terms and conditions of the Purchase Agreement.

Dilution
The Purchase Agreement will not affect the rights of the holders of outstanding common stock, but the sale of shares to Lincoln Park pursuant to the terms of the Purchase Agreement will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.
Beneficial Ownership Limitation and Control Considerations
Notwithstanding the foregoing, the Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder. Lincoln Park, upon written notice to us, may increase the Beneficial Ownership Cap to up to 9.99%. Any increase in the Beneficial Ownership Cap will not be effective until the 61st day after such written notice is delivered to us. Consequently, the number of shares Lincoln Park may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of our common stock increases over time. Lincoln Park may sell some or all of the shares it purchases under the Purchase Agreement, permitting it to purchase additional shares in compliance with the Beneficial Ownership Limitation.
Effect of Approval
If this Proposal No. 5 is approved by our stockholders, we will be able to issue shares in a greater number than permitted by the Exchange Cap to Lincoln Park under the Purchase Agreement, up to a maximum of $12.0 million of our common stock. If approved, we will be able to sell shares of our common stock under the Purchase Agreement from time to time, at our sole discretion, over the 24-month period beginning on the Commencement Date. Based on a price of $0.3545 per share (which represents the lower of (A) the official closing price of our common stock on Nasdaq immediately preceding the signing of the Purchase Agreement and (B) the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement), the maximum number of shares we could issue and sell under the Purchase Agreement would be approximately 33,850,494 shares. The actual purchase price for Regular Purchases will equal be 97% of the lower of (i) the lowest sale price of our common stock on the business day on which we initiate the Regular Purchase and (ii) the average of the three lowest closing sale prices of our common stock during the 10-business day period immediately preceding the business day on which we initiate the Regular Purchase.
The additional shares that we could issue to Lincoln Park will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility.
Each additional share of common stock that would be issuable to Lincoln Park would have the same rights and privileges as each share of our currently authorized common stock.
Required Vote
In order to approve this proposal, assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the ELOC Issuance Proposal is required to approve the issuance of shares of common stock to Lincoln Park pursuant to Nasdaq Listing Rule 5635(d). Abstentions will have no effect on the results of this vote.
Recommendation of the Board of Directors
The board of directors unanimously recommends that you vote “FOR” Proposal No. 5 to approve the ELOC Issuance Proposal, and proxies solicited by the board of directors will be voted in favor of such approval unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 6
THE 2021 PLAN INCREASE PROPOSAL
General
We are requesting that you vote to approve an amendment to the Acurx Pharmaceuticals, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). On May 14, 2025, the board of directors adopted a resolution approving, subject to approval by our stockholders, an amendment of the 2021 Plan to increase the number of shares of common stock available for grant under the 2021 Plan by adding 2,500,000 shares. In April 2021, the board of directors approved the creation of the 2021 Plan. The Plan became effective as of the completion of the Company’s corporate conversion. The 2021 Plan originally reserved an aggregate of 2,000,000 shares of common stock, subject to annual adjustments as provided in the 2021 Plan, which was 580,852 shares for the year ended December 31, 2024. The Plan currently has        shares available for issuance as of May 27, 2025. The purpose of the 2021 Plan is to attract, retain and incentivize directors, officers, employees, and consultants.
As of May 27, 2025, the equity overhang, represented by all awards outstanding plus those available for future grant under the 2021 Plan, was   %. The equity overhang from all awards outstanding and shares available for issuance would be   %, assuming approval of this 2021 Plan Amendment Proposal. Equity overhang was calculated in each instance above as all shares issuable upon exercise of outstanding options plus shares available for future grant divided by (a) common shares outstanding plus (b) shares in the numerator.
Key Considerations for Requesting Additional Shares
In determining the number of shares to be authorized under the 2021 Plan, as proposed to be amended, the board of directors considered the following principal factors:
•
Number of Shares Available for Grant under Existing Plan: As of May 27, 2025,        shares remained available for issuance under the 2021 Plan.

•
Number of Outstanding Awards Under All Plans: As of May 27, 2025, there were          outstanding stock options, which had a weighted average exercise price of $     and a weighted average remaining contractual life of     years.

Our Board, the Compensation Committee and management all believe that the proposed amendment of the 2021 Plan is in the best interests of, and will provide long-term advantages to, us and our stockholders and recommends approval by our stockholders. The board of directors believes that the number of shares of common stock currently available for issuance under the 2021 Plan is insufficient in view of our compensation structure and strategy. The board of directors has concluded that our ability to attract, retain and motivate top quality employees and directors is material to our success and would be enhanced by our continued ability to make grants under the 2021 Plan. The board of directors has directed that the proposal to approve the amendment of the 2021 Plan be submitted to the stockholders for approval at the Annual Meeting.
The following is a brief summary of the 2021 Plan, as amended by this Proposal No. 6, and is qualified in all respects by the specific language of the full text of the amended and restated 2021 Plan, a copy of which is attached as Appendix B to the Proxy Statement.
The 2021 Plan was established to attract, retain and motivate our employees, officers, directors, consultants, agents, advisors and independent contractors by providing them with the opportunity to acquire a proprietary interest in us and to align their interests and efforts to the long-term interests of our stockholders. The 2021 Plan provides for, among other things, grants of restricted stock units, stock options, restricted stock and other stock-based awards to employees, directors, consultants and other individuals who provide services to us and our affiliates. As of May 27, 2025, we have        shares of our common stock reserved for issuance under the 2021 Plan.
Eligibility.   The 2021 Plan allow for grants, under the direction of the board of directors or Compensation Committee, as the plan administrator, of stock options, stock appreciation rights, restricted and unrestricted stock awards, restricted stock units and other stock or equity-related cash-based awards to employees, consultants and directors who, in the opinion of the plan administrator, are in a position to make a significant contribution to our long-term success. All of our employees, directors and consultants and our affiliates are eligible to participate in the 2021 Plan.
Shares Available for Issuance.   Subject to the provisions of our 2021 Plan, the number of shares available for issuance under the 2021 Plan will be increased on January 2 of each year, beginning on January 2, 2022, and ending on January 2, 2031, in an amount equal to the lesser of (i) 4% of the outstanding shares of our common stock on such date or (ii) such number of shares determined by the plan administrator. Generally, shares of our common stock reserved for awards under the 2021 Plan that lapse or are forfeited will be added back to the share reserve available for future awards. However, shares delivered to or withheld to pay withholding taxes or any applicable exercise price will not be available for issuance under the 2021 Plan. In addition, any shares repurchased on the open market using exercise price proceeds will not be available for issuance under the 2021 Plan.
Stock Options.   Stock options granted under the 2021 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive stock options may be granted to our employees and affiliates, and the aggregate fair market value of a share of our common stock determined at the time of grant with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. Non-qualified options may be granted to our employees, directors and consultants and our affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant, and the term of the option may not be longer than ten years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years. Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for one year after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.
Restricted Stock.   Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited. During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that generally dividend equivalents may accrue but will not be paid during the restricted period, and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the restricted shares, but he or she may not sell the shares until the restrictions are lifted.
Other Stock-Based Awards and Performance-Based Awards.   The 2021 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights and unrestricted stock awards. The plan administrator may award such stock-based awards subject to such conditions and restrictions as it may determine. We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards also include performance-based restricted shares and restricted stock units. Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.
Plan Administration.   In accordance with the terms of the 2021 Plan, the board of directors may authorize the Compensation Committee to administer the 2021 Plan. The Compensation Committee may delegate part of its authority and powers under the 2021 Plan to one or more directors and/or officers, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Exchange Act. In accordance with the provisions of the 2021 Plan, the plan administrator determines the terms of awards, including which employees, directors and consultants will be granted awards, the number of shares subject to each award, the vesting provisions of each award, the termination or cancellation provisions applicable to awards, and all other terms and conditions upon which each award may be granted in accordance with the 2021 Plan.
In addition, the plan administrator may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2021 Plan and does not require stockholder approval under the rules of the Nasdaq Stock Market, and (ii) any such amendment will be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award.
Stock Dividends and Stock Splits.   If our common stock is subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of common stock deliverable upon exercise of an option issued or upon issuance of an award will be appropriately increased or decreased proportionately, and appropriate adjustments will be made in the exercise price per share of stock options or purchase price, if any, and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.
Corporate Transactions.   Upon a merger or other reorganization event, the Board, may, in its sole discretion, take any one or more of the following actions pursuant to the 2021 Plan, as to some or all outstanding awards:
•
provide that all outstanding options will be assumed or substituted by the successor corporation;

•
upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant within a specified number of days of such notice;

•
in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to option holder participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•
with respect to other stock awards, provide that outstanding awards will be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event;

•
with respect to stock awards, and in lieu of any of the foregoing, provide that, upon consummation of the transaction, each outstanding stock award will be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of our common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the board of directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction); and

•
pursuant to the 2021 Plan, upon consummation of a Corporate Transaction, to the extent not assumed or substituted by the successor or cashed out, the outstanding awards will terminate.

Amendment and Termination.   The 2021 Plan may be amended by our stockholders. The 2021 Plan may also be amended by the board of directors or the Compensation Committee, provided that any amendment which is of a scope that requires stockholder approval as required by (i) the rules of the Nasdaq Stock Market or (ii) for any other reason, is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.
Duration of Plan.   The 2021 Plan will expire by its terms on January 2, 2032.
Federal Income Tax Considerations
The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2021 Plan, based on the current provisions of the Code and regulations, are as follows.

Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2021 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.
Incentive Stock Option:
Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two (2) years after the date of grant of the option nor within one (1) year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.
Non-Qualified Options:
Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.
A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.
An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.
Stock Grants:
With respect to stock grants under the 2021 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. If such election is desired, the grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:
The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
Plan Benefits
Since the adoption of the 2021 Plan through May 15, 2025, we have granted the following stock options and restricted stock units under the 2021 Plan to the individuals and groups listed below. In all cases, the securities underlying such equity awards were shares of our common stock.
Name and Position	Number of Shares
Named Executive Officers:
David P. Luci	1,130,000
Robert J. DeLuccia	1,130,000
Robert G. Shawah	565,500
All current executive officers as a group	2,825,500
All current directors who are not executive officers as a group	360,000
Each associate of any executive officers, current directors or director nominees	0
Each other person who received or is to receive 5% of awards	0
All employees, including all current officers who are not executive officers, as a group	92,500
New Plan Benefits
Other than the annual grant of stock options or restricted stock units, or any initial grant of restricted stock units to our non-employee directors, the amounts of future grants under the 2021 Plan are not determinable as awards under the 2021 Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the 2021 Plan or the amount or types of any such awards.
On May 15, 2025, the closing market price per share of our common stock was $0.3731, as reported by the Nasdaq Stock Market.
Required Vote
In order to approve this Proposal No. 6, assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the 2021 Plan Amendment Proposal is required for the proposal to pass.
Recommendation of the Board of Directors
The board of directors unanimously recommends that you vote “FOR” Proposal No. 6 to approve the 2021 Plan Amendment Proposal, and proxies solicited by the board of directors will be voted in favor of such approval unless a stockholder has indicated otherwise on the proxy.

CODE OF CONDUCT AND ETHICS
We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial officer. The text of the code of conduct and ethics is posted on our website at www.acurxpharma.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 259 Liberty Avenue, Staten Island, NY 10305. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.
OTHER MATTERS
Our board of directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2026 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than May 18, 2026. To be considered for presentation at the 2026 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than March 19, 2026, and no later than April 18, 2026. Proposals that are not received in a timely manner will not be voted on at the 2026 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than May 18, 2026.
All stockholder proposals should be marked for the attention of Corporate Secretary, Acurx Pharmaceuticals, Inc., 259 Liberty Avenue, Staten Island, NY 10305.
Staten Island, NY, May       , 2025

APPENDIX A
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ACURX PHARMACEUTICALS, INC.
The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certified that:
FIRST:   The name of the corporation is Acurx Pharmaceuticals, Inc. (the “Corporation”).
SECOND:   The Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by inserting the following into Article FOURTH immediately before the first sentence therein:
Effective at [      ] [a./p.]m. [Eastern Time] on [  ], 2025 (the “Effective Time”), every [  ] ([  ]) shares of Common Stock (as defined herein) then issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be combined into one (1) share of Common Stock, without any further action by the holders of such shares (the “Reverse Stock Split”). The Reverse Stock Split will be effected on a holder-by-holder basis, and any fractional shares resulting from such combination shall be rounded down to the nearest whole share on a holder-by-holder basis. No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall take such actions as permitted by and in accordance with Section 155 of the DGCL. The Reverse Stock Split shall occur automatically without any further action by the holders of the shares of Common Stock and Preferred Stock affected thereby. All rights, preferences and privileges of the Common Stock and the Preferred Stock shall be appropriately adjusted to reflect the Reverse Stock Split in accordance with this Certificate of Incorporation.”
THIRD:   All other provisions of the Corporation’s Certification of Incorporation will remain in full force and effect.
FOURTH:   The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by David P. Luci, President and Chief Executive Officer this [ ] day of [ ], 2025.
ACURX PHARMACEUTICALS, INC.
By:

 Name:
David P. Luci

 Title:
President and Chief Executive Officer

A-1

Appendix B
Acurx Pharmaceuticals, Inc.
AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN
As Proposed to be Amended and Restated on July 17, 2025
1.   DEFINITIONS.   Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Acurx Pharmaceuticals, Inc. 2021 Equity Incentive Plan, have the following meanings:
“Administrator” means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term “Administrator” means the Committee.
“Affiliate” means a corporation or other entity, which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.
“Agreement” means a written or electronic document setting forth the terms of a Stock Right delivered pursuant to the Plan, in such form as the Administrator shall approve.
“Board of Directors” means the Board of Directors of the Company.
“Cause” means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.
“Change of Control” means the occurrence of any of the following events:
Ownership.   Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or
Merger/Sale of Assets.   (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring shareholder approval; or
Change in Board Composition.   A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date this Plan was initially adopted, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

provided, that if any payment or benefit payable hereunder upon or following a Change of Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change of Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code.
“Code” means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.
“Committee” means the committee of the Board of Directors, if any, to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.
“Common Stock” means shares of the Company’s common stock, $.001 par value per share.
“Company” means Acurx Pharmaceuticals, Inc., a Delaware corporation.
“Consultant” means any natural person who is an advisor or consultant who provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.
“Corporate Transaction” means a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity other than a transaction in which the Company is the surviving corporation. Where a Corporate Transaction involves a tender offer that is reasonably expected to be followed by a merger (as determined by the Administrator), the Corporate Transaction will be deemed to have occurred upon consummation of the tender offer
“Disability” or “Disabled” means permanent and total disability as defined in Section 22(e)(3) of the Code.
“Employee” means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Fair Market Value” of a Share of Common Stock means:
If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;
If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the most recent trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and
If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.
“ISO” means a stock option intended to qualify as an incentive stock option under Section 422.
“Non-Qualified Option” means a stock option which is not intended to qualify as an ISO.
“Option” means an ISO or Non-Qualified Option granted under the Plan.

“Participant” means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.
“Performance-Based Award” means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.
“Performance Goals” means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.
“Plan” means this Acurx Pharmaceuticals, Inc. 2021 Equity Incentive Plan.
“SAR” means a stock appreciation right.
“Section 409A” means Section 409A of the Code.
“Section 422” means Section 422 of the Code.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.
“Stock-Based Award” means a grant by the Company under the Plan of an equity award or an equity based award, which is not an Option or a Stock Grant.
“Stock Grant” means a grant by the Company of Shares under the Plan.
“Stock Right” means an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award or a right to Shares or the value of Shares of the Company granted pursuant to the Plan.
“Substitute Award” means an award issued under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.
“Survivor” means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.
2.   PURPOSES OF THE PLAN.   The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.
3.   SHARES SUBJECT TO THE PLAN.
(a)   The number of Shares which may be issued from time to time pursuant to this Plan shall be 2,677,4881 shares of Common Stock, plus the shares underlying awards already outstanding under the Plan, or the equivalent of such number of Shares after the administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of the Plan.

1
This amount includes the increase in the number of authorized shares of 2,500,000 and the 177,448 shares remaining available for issuance under the Plan as of the date of the 2025 Annual Meeting.

(b)   Notwithstanding Subparagraph (a) above, on the second day of each fiscal year of the Company during the period beginning in fiscal year 2022, and ending on the second day of fiscal year 2031, the number of Shares that may be issued from time to time pursuant to the Plan, shall be increased by an amount equal to the lesser of (i) 4% of the number of outstanding shares of Common Stock on such date and (ii) an amount determined by the Administrator. Notwithstanding the foregoing, the maximum number of Shares available for grant under the Plan as ISOs will be equal to 2,677,488. The limits set forth in this Paragraph 3 will be construed to comply with the applicable requirements of Section 422.
(c)   If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan; provided, however, that the number of Shares underlying any awards under the Plan that are retained or repurchased on the exercise of an Option or the vesting or issuance of any Stock Right to cover the exercise price and/or tax withholding required by the Company in connection with vesting shall not be added back to the Shares available for issuance under the Plan; and provided, further that, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code. In addition, any Shares repurchased using exercise price proceeds will not be available for issuance under the Plan.
(d)   The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), Shares issued in respect of Substitute Awards will be in addition to and will not reduce the shares available under the Plan. Notwithstanding the foregoing, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance or retention of Shares, the Shares previously subject to such award will not be available for future issuance under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all; provided, however, that Substitute Awards will not be subject to the limits described in Paragraph 4(c) below.
4.   ADMINISTRATION OF THE PLAN.   The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:
(a)   Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;
(b)   Determine which Employees, directors and Consultants shall be granted Stock Rights;
(c)   Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided, however, that in no event shall the aggregate grant date fair value (determined in accordance with ASC 718) of Stock Rights to be granted and any other cash compensation paid to any non-employee director in any calendar year, exceed $750,000, increased to $1,000,000 in the year in which such non-employee director initially joins the Board of Directors;
(d)   Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted provided that no dividends or dividend equivalents shall be paid on any Stock Right prior to the vesting of the underlying Shares;
(e)   Amend any term or condition of any outstanding Stock Right, provided that (i) such term or condition as amended is not prohibited by the Plan; and (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors;
(f)   Determine and make any adjustments in the Performance Goals included in any Performance-Based Awards; and
(g)   Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;
(h)   Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.
To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.
5.   ELIGIBILITY FOR PARTICIPATION.   The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person in anticipation of such person becoming an Employee, director or Consultant of the Company or of an Affiliate; provided, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify that individual from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.
6.   TERMS AND CONDITIONS OF OPTIONS.   Each Option shall be set forth in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:
(a)   Non-Qualified Options:   Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:
(i)   Exercise Price:   Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of the Common Stock on the date of grant of the Option.
(ii)   Number of Shares:   Each Option Agreement shall state the number of Shares to which it pertains.
(iii)   Vesting:   Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.
(iv)   Additional Conditions:   Exercise of any Option may be conditioned upon the Participant’s execution of a shareholders agreement in a form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:
(A)
The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

(B)
The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)   Term of Option:   Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.
(b)   ISOs:   Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 and relevant regulations and rulings of the Internal Revenue Service:
(i)   Minimum Standards:   The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.
(ii)   Exercise Price:   Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:
(A)
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

(B)
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)   Term of Option:   For Participants who own:
(A)
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

(B)
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)   Limitation on Yearly Exercise:   To the extent that aggregate Fair Market Value (determined on the date each ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by the Participant in any calendar year exceeds $100,000, such Options shall be treated as Non-Qualified Options even if denominated ISOs at grant.
(A)
Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Paragraph 24 below, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options to reduce the exercise price of such Options, (ii) cancel outstanding Options in exchange for Options that have an exercise price that is less than the exercise price value of the original Options, or (iii) cancel outstanding Options that have an exercise price greater than the Fair Market Value of a Share on the date of such cancellation in exchange for cash or other consideration.

7.   TERMS AND CONDITIONS OF STOCK GRANTS.   Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)   Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, on the date of the grant of the Stock Grant;
(b)   Each Agreement shall state the number of Shares to which the Stock Grant pertains;
(c)   Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any; and
(d)   Dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) may accrue but shall not be paid prior to the time, and may be paid only to the extent that the restrictions or rights to reacquire the Shares subject to the Stock Grant lapse. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with the applicable requirements of Section 409A.
8.   TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.   The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of SARs, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued, provided that dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents may accrue but shall not be paid prior to and may be paid only to the extent that the Shares subject to the Stock-Based Award vest. Under no circumstances may the Agreement covering SARs (a) have an exercise or base price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.
9.   PERFORMANCE-BASED AWARDS.   The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period, and any dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents that accrue shall only be paid in respect of the number of Shares earned in respect of such Performance-Based Award.
10.   EXERCISE OF OPTIONS AND ISSUE OF SHARES.   An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair

Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) unless otherwise determined by the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422.
The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company if the Administrator determines it is necessary to comply with any law or regulation (including, without limitation, federal securities laws) that requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.
11.   PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.   Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) by delivery of a promissory note, if the Board of Directors has expressly authorized the loan of funds to the Participant for the purpose of enabling or assisting the Participant to effect such purchase; (d) at the discretion of the Administrator, by any combination of (a) through (c) above; or (e) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.
The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company if the Administrator determines it is necessary to comply with any law or regulation (including, without limitation, federal securities laws) which requires the Company to take any action with respect to the Shares prior to their issuance.
12.   RIGHTS AS A SHAREHOLDER.   No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant. In addition, at the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.
13.   ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.   By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or such Participant’s legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.   Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:
(a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to such Participant to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.
(b)   Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.
(c)   The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.
(d)   Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.
(e)   A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than three months, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the date that is six months following the commencement of such leave of absence.
(f)   Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.
15.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.   Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all such Participant’s outstanding Options have been exercised:
(a)   All outstanding and unexercised Options as of the time the Participant is notified such Participant’s service is terminated for Cause will immediately be forfeited.
(b)   Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.
16.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.   Except as otherwise provided in a Participant’s Option Agreement:
(a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the

Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.
(b)   A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.
(c)   The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
17.   EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.   Except as otherwise provided in a Participant’s Option Agreement:
(a)   In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.
(b)   If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.
18.   EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS AND STOCK-BASED AWARDS.   In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.
For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.
In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.
19.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH or DISABILITY.   Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.
20.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.   Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:
(a)   All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified that such Participant’s service is terminated for Cause.
(b)   Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.
21.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.   Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.
The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
22.   EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.   Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.
23.   PURCHASE FOR INVESTMENT.
(a)   Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:
(b)   The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for such person’s own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”
24.   DISSOLUTION OR LIQUIDATION OF THE COMPANY.   Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.
25.   ADJUSTMENTS.   Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to such Participant hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.
(a)   Stock Dividends and Stock Splits.
(i)   If (1) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (2) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise, base or purchase price per share and in the Performance Goals applicable to outstanding Performance-Based Awards to reflect such events. The number of Shares subject to the limitations in Paragraphs 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.
(ii)   The Administrator may also make adjustments of the type described in Paragraph 25(a) above to take into account distributions to stockholders other than those provided for in Paragraphs 25(b) below, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any award, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, to the extent applicable.
(iii)   References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Paragraph 25(a).
(b)   Corporate Transactions.   If the Company is to be consolidated with or acquired by another entity in a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), may, as to outstanding Options, take any of the following actions: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors. For the avoidance of doubt, if the per share exercise price of an Option or portion thereof is equal to or greater than the Fair Market Value of one Share of Common Stock, such Option may be cancelled with no payment due hereunder or otherwise in respect thereof.
With respect to outstanding Stock Grants or Stock-Based Awards, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants or Stock-Based Awards on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants or Stock-Based Awards either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that each outstanding Stock Grant or Stock-Based Award shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant or Stock-Based Award (to the extent such Stock Grant or Stock-Based Award is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived). For the avoidance of doubt, if the purchase or base price of a Stock Grant or Stock-Based Award or portion thereof is equal to or greater than the Fair Market Value of one Share of Common Stock, such Stock Grant or Stock-Based Award, as applicable, may be cancelled with no payment due hereunder or otherwise in respect thereof.
In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.
Notwithstanding the foregoing, in the event the Corporate Transaction also constitutes a Change of Control, then all Options/Stock Rights outstanding on the date of the Corporate Transaction shall vest in full immediately prior to the occurrence of the Change of Control, unless such Options/Stock Rights are to be assumed by the acquiring or surviving entity in the Corporate Transaction, in which case they shall retain their original vesting schedule.
A Stock Right may be subject to additional acceleration of vesting and exercisability upon or after a Change of Control as may be provided in the Agreement for such Stock Right, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company.
(c)   Recapitalization or Reorganization.   In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.
(d)   Adjustments to Stock-Based Awards.   Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and Change of Control and, subject to Paragraph 4, its determination shall be conclusive.
(e)   Termination of Awards upon Consummation of Corporate Transaction.   Except as the Administrator may otherwise determine, each Stock Right will automatically terminate (and in the case of outstanding Shares of restricted Common Stock, will automatically be forfeited) immediately upon the consummation of a Corporate Transaction, other than (i) any award that is assumed, continued or substituted pursuant to Paragraph 25(b) above, and (ii) any cash award that by its terms, or as a result of action taken by the Administrator, continues following the consummation of the Corporate Transaction.

26.   ISSUANCES OF SECURITIES.
(a)   Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.
(b)   The Company will not be obligated to issue any Shares pursuant to the Plan or to remove any restriction from Shares previously issued under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance of such Shares have been addressed and resolved; (ii) if the outstanding Shares is at the time of issuance listed on any stock exchange or national market system, the Shares to be issued have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the award have been satisfied or waived. The Company may require, as a condition to the exercise of an award or the issuance of Shares under an award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act, as amended, or any applicable state or non-U.S. securities law. Any Shares issued under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Shares issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.
27.   FRACTIONAL SHARES.   No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.
28.   WITHHOLDING.   In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer.
29.   TERMINATION OF THE PLAN.   The Plan will terminate on April 1, 2031, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.
30.   AMENDMENT OF THE PLAN AND AGREEMENTS.   The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded ISOs under Section 422 and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect such Participant’s rights under a Stock Right previously granted to such Participant, unless such amendment is required by applicable law or necessary to preserve the economic value of such Stock Right. With the consent of such Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 30 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.
31.   EMPLOYMENT OR OTHER RELATIONSHIP.   Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating such Participant’s own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.
32.   SECTION 409A AND SECTION 422.   The Company intends that the Plan and any Stock Rights granted hereunder be exempt from or comply with Section 409A, to the extent applicable. The Company intends that ISOs comply with Section 422, to the extent applicable. Any ambiguities in the Plan or any Stock Right shall be construed to effect the intent as described in this Paragraph 32.
If a Participant is a “specified employee” as defined in Section 409A (and as applied according to procedures of the Company and its Affiliates) as of such Participant’s separation from service, to the extent any payment under this Plan or pursuant to a Stock Right constitutes non-exempt deferred compensation under Section 409A that is being paid by reason of the separation from service, no payments due under this Plan or pursuant to a Stock Right may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.
The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A or Section 422, as applicable, comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A or compliant with Section 422, as applicable, but neither the Administrator nor any member of the Board of Directors, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board of Directors shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A or Section 422 or otherwise.
33.   INDEMNITY.   Neither the Board of Directors nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board or Directors, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.
34.   CLAWBACK.   Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy as then in effect is triggered.
35.   GOVERNING LAW.   This Plan shall be construed and enforced in accordance with the law of the State of Delaware.
36.   WAIVER OF JURY TRIAL.   By accepting or being deemed to have accepted an award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any ward to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an award hereunder.
37.   UNFUNDED OBLIGATIONS.   The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any award under the Plan. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

SCAN TOVIEW MATERIALS & VOTE ACURX PHARMACEUTICALS, INC.259 LIBERTY AVENUESTATEN ISLAND, NY 10305 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on July 16, 2025. Have your proxy card in handwhen you access the web site and follow the instructions to obtain your records andto create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ACXP2025You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 P.M. ET on July 16, 2025. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V75640-P30056 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ACURX PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Withhold 1a. Mr. Thomas Harrison 1b. Mr. Carl V. Sailer The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Proposal to ratify the appointment of CohnReznick LLP as the Company's independent registered public accountants for the fiscal year endingDecember 31, 2025.For Against Abstain3. Proposal to approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split at a ratio of not less than 1:10 and notmore than 1:30, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our board of directors.4. Proposal to approve, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock underlying Series FWarrants and warrants issued to H.C. Wainwright & Co. LLC, pursuant to that certain Securities Purchase Agreement, dated March 6, 2025, and theinvestors named therein, and that certain Engagement Letter, dated as of October 9, 2024, by and between the Company and H.C. Wainwright & Co. LLC,respectively, in an amount equal to 20% or more of our common stock outstanding before the issuance of such warrants.5. Proposal to approve, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock to Lincoln Park CapitalFund, LLC, pursuant to that certain Purchase Agreement, dated May 8, 2025, by and between the Company and Lincoln Park Capital Fund, LLC, in anamount equal to 20% or more of our common stock outstanding before the execution of such Purchase Agreement.6. Proposal to approve an amendment to the Company's 2021 Equity Incentive Plan to increase the number of shares of common stock available for salefrom 177,448 to 2,677,488. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

P30056Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com V75641-P30056 comACURX PHARMACEUTICALS, INC.Annual Meeting of StockholdersJuly 17, 2025 10:00 AMThis proxy is solicited by the Board of Directors The undersigned, revoking any previous proxies relating to these shares, hereby appoints David P. Luci and Robert G. Shawah, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Acurx Pharmaceuticals, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2025 Annual Meeting of Stockholders, to be held solely via live audio webcast atwww.virtualshareholdermeeting.com/ACXP2025 at 10:00 a.m. EDT on Thursday, July 17, 2025, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side